Exhibit (c)(10)

Confidential information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT PRELIMINARY DRAFT Work in Progress As of 6/15/2016 Project Galaxy Presentation on Potential Saturn Transactions June 15, 2016

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Disclaimer Project Galaxy The accompanying materials were compiled on a confidential basis by Raine Securities LLC (“Raine”) for the use and benefit of the Special Committee of the Board of Directors (the “Special Committee”) of Saturn (together with its subsidiaries, the “Company”), in its capacity as such, solely in connection with the Special Committee’s evaluation of the potential transaction referred to herein. Neither Raine nor any of its affiliates, nor any of their respective officers, directors, employees, advisors, agents or representatives, represents or warrants as to the accuracy or completeness of any of the materials set forth herein. Nothing contained in the accompanying materials is, or shall be relied upon as, a promise or representation as to the past, present or future. It should be understood that these materials, including any valuations and/or estimates or projections contained or referred to herein, were prepared or derived from information supplied by or at the request of Saturn or derived from public sources, without any independent verification by Raine. This information, including any valuations, estimates or projections, involves numerous and significant assumptions and subjective determinations by Saturn and other sources, which may or may not be correct. Raine assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. Accordingly, no representation or warranty, express or implied, can be made or is made by Raine as to the accuracy or completeness of any such information or the achievability of any such valuations and/or estimates or projections. 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PRIVATE AND CONFIDENTIAL
PRELIMINARY DRAFT

Summary of Current Proposals

Represents Series A Shares

<table>
<tr><th></th><th>Comet</th><th>Luna</th><th>Axis</th></tr>
<tr><td>Consideration</td>
<td>• $33.00 fixed value, OR
• 0.60x fixed exchange ratio
– Non-voting shares
– 100% Stock</td>
<td>• $20.00 Cash + 0.566 Luna Shares
– Non-voting shares (to be created)
– ~62% Cash / 38% Stock</td>
<td>• Dr. M sells 50% of B shares to Axis
– RB sells 100% of B shares to Axis
• Dr. M exchanges remaining 50% of B shares to A shares @ 10% premium
• Saturn issues primary A shares to get Axis to 51% voting
• Total cash investment of $700mm</td></tr>
<tr><td>Value
(as of 6/13/16)</td>
<td>• Fixed Value: $33.00, OR
• Fixed exchange ratio :
• $31.27 @ Market
• $32.16 @ 30-day VWAP
• $32.82 @ 60-day VWAP
• $32.74 @ 90-day VWAP</td>
<td><table>
<tr><th></th><th colspan="4">Assuming Luna Voting Share Premium of:</th></tr>
<tr><th></th><th>0.0%</th><th>2.5%</th><th>5.0%</th><th>10.0%</th></tr>
<tr><td>@ Market</td><td>$32.03</td><td>$31.88</td><td>$31.74</td><td>$31.46</td></tr>
<tr><td>@ 30-Day VWAP</td><td>$32.06</td><td>$31.91</td><td>$31.77</td><td>$31.49</td></tr>
<tr><td>@ 60-Day VWAP</td><td>$31.97</td><td>$31.82</td><td>$31.68</td><td>$31.40</td></tr>
<tr><td>@ 90-Day VWAP</td><td>$31.96</td><td>$31.81</td><td>$31.67</td><td>$31.40</td></tr>
</table></td>
<td>• $28.62 Series A (10% premium)
• $33.38 Series B (20% premium)</td></tr>
<tr><td>Series B Premium</td><td>10%</td><td>10%
(stock portion converted to Luna voting stock)</td><td>10% on exchange
17% on share sale relative value</td></tr>
<tr><td>Tax Treatment to Shareholders</td><td>Tax-free</td><td>Taxable</td><td>Taxable on sold secondary shares
Tax-free to the company</td></tr>
<tr><td>Financing Certainty</td><td>No financing required</td><td>Requires debt & equity commitment papers for $2bn cash consideration</td><td>Cash available from B/S</td></tr>
<tr><td>Due Diligence Outstanding</td><td>Review of un-redacted agreements and Encore information</td><td>Financial due diligence in process, entered VDR on Thursday</td><td>Has not started</td></tr>
<tr><td>Affiliate Agreements</td>
<td>• Axis: covenant to not enter renewal longer than 5 years or go dark for 45+ days
• Charter: 1 year extension
• TWC: deletion of termination right</td>
<td>• Axis: stated no conditionality
• Charter: no conditionality</td>
<td>• Axis: 5-year extension with 3.75% annual increase</td></tr>
</table>

RAINE 2

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Table of Contents I. Saturn – Stock Price & Shareholder Summary II. Saturn – Financial Projections III. Saturn – Preliminary Standalone Valuation IV. Comet – Company Overview V. Comet – Preliminary Standalone Valuation VI. Comet – Preliminary Combination Analysis VII. Luna – Company Overview VIII. Luna – Preliminary Combination Analysis Appendix A: Preliminary Supplemental Valuation Material Appendix B: Differential Consideration 3

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT I. Saturn – Stock Price & Shareholder Summary 4

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Annotated Stock Price Performance Series A Shares – Since Saturn Spin-off ($ per share) Performance Saturn S&P 500 30 Day (1.9%) 1.6% 60 Day 2.9% (0.2%) LTM (37.7%) (0.3%) Since Spin 66.8% 41.4% 3/27/2015: Luna completes acquisition of 4.63% stake, 13D filed on 3/30/2015 7/29/2015: Saturn reports Q2 results – profits fall nearly 10% year over year 2/04/2016: Luna files 13D declaring it is exploring a mutually beneficial combination of the two companies 1/14/2013: Completes spin-off from Liberty Media 9/23/2014 Undisturbed Price: $29.58 2/05/2016: Luna stock drops by 27% 9/23/2014: Fox reportedly interested in purchasing Saturn 11/24/2014: Rumors suggest that Comet and Luna will not pursue Saturn 2/25/2016: Saturn CEO, Chris Albrecht, speaks in favor of consolidation 3/14/2016: Comet rumored to be mulling acquisition of Saturn Share Price ($) $50.00 $45.00 $40.00 $35.00 $30.00 $25.00 $20.00 $15.00 $10.00 $5.00 18.000 16.000 14.000 12.000 10.000 8.000 6.000 4.000 2.000 0.000 Volume (mm) Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Volume Volume (mm) Rumor Period Avg. Price: $33.30 Undisturbed Period Avg. Price: $26.57 Source: Capital IQ as of June 13, 2016. Comments per publically available information. 5

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Saturn Stock Price Performance Since Saturn Spin-off ($ per share) Series A and Series B Share Price Since January 14, 2013 Time Period Average Closing Price Saturn A Saturn B 30 Day $26.76 $27.49 60 Day $26.60 $26.82 LTM $33.27 $33.73 Undisturbed $26.57 $26.49 Since Spin $29.95 $29.99 LTM High $46.48 $44.86 LTM Low $21.51 $24.94 Miss Beat 9/23/2014 Undisturbed B Price: $29.26 26.01 25.94 $50.00 $45.00 $40.00 $35.00 $30.00 $25.00 $20.00 $15.00 $10.00 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Series A Series B Daily Premium / Discount of Series B Share Price to Series A Share Price Since Saturn Spin - 1/14/2013 LTM Undisturbed Period High Low Median Mean High Low Median Mean High Low Median Mean 19.5% (13.9%) (0.1%) 0.2% 19.5% (6.7%) 0.2% 1.8% 7.3% (13.9%) (0.1%) (0.3%) (15.0%) (10.0%) (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% (0.3% Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Premium / Discount Source: Capital IQ as of June 13, 2016. 6

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT 136.4% 166.8% 118.6% 89.6% 130.1% 141.4% 0% 50% 100% 150% 200% 250% 300% 350%Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Comet Saturn Luna Cable Networks¹ Diversified Media² S&P 500 Relative Stock Price Performance Since Spin Saturn Series A, Comet Class B, Luna vs. Industry Peers and S&P 500 Index Source: Capital IQ as of June 13, 2016. 1 AMC Networks, MSG Networks, Scripps, Discovery. 2 Time Warner, Fox, Disney, Viacom. 7 LTM (see next page)

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT 89.6% 62.3% 57.8% 68.9% 81.2% 99.7% 0% 20% 40% 60% 80% 100% 120%Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 May-16 Comet Saturn Luna Cable Networks¹ Diversified Media² S&P 500 LTM Relative Stock Price Performance Saturn Series A, Comet Class B, Luna vs. Industry Peers and S&P 500 Index Source: Capital IQ as of June 13, 2016. 1 AMC Networks, MSG Networks, Scripps, Discovery. 2 Time Warner, Fox, Disney, Viacom. 8

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT 10.6 9.0 12.4 9.2 11.9 $24.58 - $25.34 $25.34 - $26.10 $26.10 - $26.87 $26.87 - $27.63 $27.63 - $28.39 18.6 38.2 35.7 17.3 13.9 $21.51 - $24.03 $24.03 - $26.55 $26.55 - $29.08 $29.08 - $31.60 $31.60 - $34.12 55.6 53.1 45.9 65.3 25.2 $21.51 - $26.50 $26.50 - $31.50 $31.50 - $36.49 $36.49 - $41.49 $41.49 - $46.48 160.5 203.0 364.1 108.7 50.8 $15.56 - $21.74 $21.74 - $27.93 $27.93 - $34.11 $34.11 - $40.30 $40.30 - $46.48 Since Spin-off from Liberty Media (Total volume of 886.2mm shares traded) LTM (Total volume of 246.1mm shares traded) Last 6 Months (Total volume of 124.5mm shares traded) Last 3 Months (Total volume of 54.0mm shares traded) Source: Capital IQ as of June 13, 2016. 9 Recent Trading Activity by Volume Represents Series A Shares ($ per share, units in millions) VWAP: $30.59 VWAP: $26.50 VWAP: $27.56 VWAP: $33.24 10.02x turnover ratio 1.40x turnover ratio 0.60x turnover ratio 20.0% 16.9% 23.3% 17.4% 22.4% 22.7% 21.7% 18.7% 26.7% 10.3% 18.1% 22.9% 41.0% 12.3% 5.7% 2.77x turnover ratio 15.0% 30.9% 28.9% 14.0% 11.2%

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Analyst Targets Saturn Wall Street Research Views Source: Wall Street Research and Bloomberg. Current trading price as of 6/13/2016. ¹ Blended valuation methodology of DCF and M&A. 10 Date Firm Valuation Methodology Multiple Year Rating Target Price % Premium to Current % Premium to Publish Day 4/29/2016 Deutsche Bank Blended¹ Buy $47.00 80.7% 89.4% 4/29/2016 FBN Securities DCF Outperform $35.38 36.0% 42.5% 4/29/2016 Evercore ISI DCF Buy $33.00 26.9% 33.0% 4/29/2016 Pivotal Research Group EBITDA Multiple 2016 Buy $32.00 23.0% 28.9% 5/2/2016 CLSA P/FCF Multiple 2017 Outperform $31.00 19.2% 13.9% 5/1/2016 Macquarie EBITDA Multiple 2017 Neutral $28.00 7.7% 2.9% 4/29/2016 Drexel Hamilton EBITDA Multiple N/A Hold $27.50 5.7% 10.8% 4/29/2016 Morgan Stanley P/FCF Multiple 2020 Equal-weight $27.00 3.8% 8.8% 4/29/2016 FBR & Co. OIBDA Multiple 2016 Market Perform $26.00 (0.0%) 4.8% 4/28/2016 Pacific Crest Securities EBITDA Multiple NTM Sector Weight $26.00 (0.0%) 4.8% Average $31.29 20.3% 24.0% Median $29.50 13.4% 12.4% Current Trading Price $26.01

Saturn Shareholder Summary

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

- Holders of Series A and Series B shares are entitled to 1 and 10 votes per share, respectively
- Upon completion of the Q1 2015 share swap, Luna granted an irrevocable proxy to affiliates of Dr. Malone to vote 2,118,038 shares of Series A common stock and 2,590,597 shares of Series B common stock Exchange Shares in matters submitted to a vote of Saturn's shareholders, other than for proposals related to extraordinary transactions, including business combinations, or proposals related to the issuance or sale of securities
- Therefore, Dr. Malone controls 48% of the shareholder vote on an election of directors and 33% of the vote on the proposals related to extraordinary transactions or the issuance or sale of securities, while only maintaining a 6% economic ownership stake

	Series (Shares)		Series (Economic %)		Series (Voting %)	
Shareholder	A	B	A	B	A	B
Fidelity Management & Research Company	12,403,384		12.6%		6.6%	
ClearBridge Investments	6,340,512		6.4%		3.4%	
The Vanguard Group	5,812,056		5.9%		3.1%	
Horizon Kinetics	5,024,545		5.1%		2.7%	
BlackRock Institutional Trust Company	2,861,434		2.9%		1.5%	
Boston Partners	2,325,745		2.4%		1.2%	
Luna	2,118,038	2,590,597	2.2%	2.6%	1.1%	13.8%
Gregory B Maffei	1,822,456		1.9%		1.0%	
York Capital Management	1,445,947		1.5%		0.8%	
Pinnacle Associates	1,356,995		1.4%		0.7%	
TIAA Global Asset Management	1,355,329		1.4%		0.7%	
Fidelity Institutional Asset Management	1,343,618		1.4%		0.7%	
Voya Investment Management	1,308,102		1.3%		0.7%	
State Street Global Advisors (US)	1,128,138		1.1%		0.6%	
Columbia Wanger Asset Management	1,071,259		1.1%		0.6%	
Two Sigma Investments	1,052,378		1.1%		0.6%	
Ratan Capital Management	985,860		1.0%		0.5%	
Norges Bank Investment Management	891,883		0.9%		0.5%	
John Malone	136,537	6,186,729	0.1%	6.3%	0.1%	33.1%
Other	37,790,196	1,080,990	38.4%	1.1%	20.2%	5.8%
Total	**88,574,412**	**9,858,316**	**90.0%**	**10.0%**	**47.3%**	**52.7%**

Source: Company filings, Thomson One, as of 6/10/2016.

Note: Share ownership percentages reflect percent of common shares outstanding (excluding dilutive securities).

RAINE 11

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Saturn Comet Luna Shareholder (Economic %) (Economic %) (Economic %) Fidelity Management & Research Company 12.60% 5.75% ClearBridge Investments 6.44% 0.46% 1.52% John Malone 6.42% 3.37% The Vanguard Group 5.90% 5.45% 5.03% Horizon Kinetics 5.10% 0.06% Luna 4.78% Company BlackRock Institutional Trust Company 2.91% 3.73% 2.14% Boston Partners 2.36% 2.37% Pinnacle Associates 1.38% 0.07% Fidelity Institutional Asset Management 1.37% 0.01% Voya Investment Management 1.33% 0.13% 0.08% State Street Global Advisors (US) 1.15% 3.70% 0.75% Two Sigma Investments 1.07% 0.57% Ratan Capital Management 1.00% Norges Bank Investment Management 0.91% 0.65% 0.53% Dimensional Fund Advisors 0.76% 0.35% 0.30% Sarbit Advisory Services 0.72% 0.65% Gabelli Funds 0.69% 0.97% 0.02% Naya Management 0.55% 3.70% Neuberger Berman 0.54% 1.57% UBS Securities 0.14% 0.09% 0.19% Morgan Stanley Wealth Management 0.07% 1.09% 0.00% The Boston Company Asset Management 0.04% 1.06% JP Morgan Asset Management 0.03% 2.25% Columbia Threadneedle Investments (US) 0.01% 1.31% 0.14% Saturn Crossover Analysis Top 25 Economic Saturn Shareholders Source: Company filings, Thomson One, as of 6/10/2016. 12 Represents Saturn Shareholder / Luna Shareholder Crossover

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT II. Saturn – Financial Projections 13

Saturn Financial Summary

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

Saturn Management Case

($ in millions)

	Actuals			Management		
	2013A	2014A	2015A	2016E	2017E	2018E
Revenue						
1 Networks	$1,298	$1,312	$1,324	$1,389	$1,484	$1,561
2 Distribution	450	322	354	315	311	311
3 Animation	32	32	25	0	0	0
Eliminations	(2)	(1)	(3)	(4)	(7)	(5)
Total Revenue	$1,778	$1,664	$1,700	$1,700	$1,789	$1,868
YoY Growth (%)	*9.0%*	*(6.4%)*	*2.2%*	*0.0%*	*5.2%*	*4.4%*
Expenses						
4 Programming	632	598	653	633	665	662
Operating	394	293	300	264	270	266
Advertising & Marketing	149	144	157	169	177	191
5 General & Administrative	125	127	129	144	134	137
Total Expenses	$1,301	$1,162	$1,239	$1,210	$1,246	$1,255
YoY Growth (%)	*(20.2%)*	*(10.6%)*	*6.6%*	*(2.3%)*	*3.0%*	*0.7%*
Pre-SBC OIBDA	**$477**	**$502**	**$462**	**$490**	**$543**	**$612**
% Margin	*26.8%*	*30.1%*	*27.1%*	*28.8%*	*30.3%*	*32.8%*
YoY Growth (%)	*7.2%*	*5.2%*	*(8.0%)*	*6.2%*	*10.7%*	*12.9%*
Stock Based Compensation	34	31	33	31	31	30
Post-SBC OIBDA	**$443**	**$471**	**$429**	**$460**	**$511**	**$582**
% Margin	*24.9%*	*28.3%*	*25.2%*	*27.0%*	*28.6%*	*31.2%*
Free Cash Flow						
Net Income	250	269	236	247	287	341
Net Program Amort. / (Payments)	181	167	199	198	338	288
Net Film/TV Amort. / (Investments)	(90)	(260)	(194)	(272)	(284)	(288)
D&A & Other	66	80	53	65	59	50
Δ Working Capital	(94)	(49)	(44)	3	(47)	(47)
Capital Expenditure	(15)	(11)	(17)	(24)	(19)	(13)
6 **Free Cash Flow**	**$298**	**$195**	**$233**	**$218**	**$335**	**$332**

Source: Company management.

Commentary

1. Partner agreements renewed at terms consistent with current agreements; CHTR keeps CHTR and TWX systems under separate agreements through plan period
2. Assumes Weinstein Co. has four replenishments annually or a total of $80M and reflects steady state revenue and Adjusted OIBDA; Saturn Originals revenue and adjusted OIBDA based on ultimates
3. Reduction due to impact of Film Roman sale in 2015
4. Programming costs driven by increase in original content production and reduction of costs associated with Disney output deal
5. Excludes stock based compensation
6. Excludes investment and cash received from equity investee

RAINE 14

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT 57.4 57.8 58.3 55.7 55.4 54.1 2016E 2017E 2018E Subscribers (in millions) Revenue Post-SBC OIBDA Net Income 15 Saturn Financial Projections Comparison Saturn Management Case vs. Consensus Estimates ($ in millions, except subscribers) Source: Company Management, Wall Street Research, Capital IQ. $1,728 $1,828 $1,695 $1,715 2016E 2017E Management Case Consensus Estimates 5 Analysts5 Analysts4 Analysts

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT III. Saturn – Preliminary Standalone Valuation 16

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Series A (Low Vote) Share Price $26.01 $28.61 $29.91 $31.21 $32.51 $33.81 Premium to: Metric Share Price (6/13/2016) $26.01 - 10.0% 15.0% 20.0% 25.0% 30.0% Undisturbed Price (9/23/2014) 29.58 (12.1%) (3.3%) 1.1% 5.5% 9.9% 14.3% Undisturbed Period Avg.(1/14/13 - 9/23/14) 26.57 (2.1%) 7.7% 12.6% 17.5% 22.4% 27.3% LTM High 46.48 (44.0%) (38.4%) (35.6%) (32.8%) (30.1%) (27.3%) LTM Low 21.51 20.9% 33.0% 39.1% 45.1% 51.2% 57.2% LTM Average 33.27 (21.8%) (14.0%) (10.1%) (6.2%) (2.3%) 1.6% Implied Equity Value $2,688 $3,002 $3,146 $3,291 $3,435 $3,581 Plus: Total Debt 1,120 1,120 1,120 1,120 1,120 1,120 Less: Cash (10) (10) (10) (10) (10) (10) Less: Unconsolidated Assets1 (25) (25) (25) (25) (25) (25) Total Enterprise Value $3,772 $4,086 $4,231 $4,376 $4,520 $4,666 Management Post-SBC OIBDA TEV / OIBDA Multiple LTM $400 9.4x 10.2x 10.6x 10.9x 11.3x 11.7x 2016E 460 8.2 8.9 9.2 9.5 9.8 10.1 2017E 511 7.4 8.0 8.3 8.6 8.8 9.1 Net Income P/E Multiple LTM 217 17.4x 18.8x 19.5x 20.1x 20.8x 21.5x 2016E 247 15.3 16.5 17.1 17.7 18.3 18.9 2017E 287 13.1 14.2 14.7 15.2 15.7 16.2 Saturn Analysis at Various Prices Saturn Management Case Projections | Assumes 10% Premium to Series B (High Vote) Shares ($ in millions, except per share values) | Calendar Years Ended 12/31 17 Note: Stock prices per CapitalIQ as of 6/13/2016. ¹ Unconsolidated Assets includes initial PlayCo investment of $19.1 million followed by advances totaling $6.3 million.

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT $30.18 $22.83 $27.86 $21.51 $26.00 $29.91 $41.41 $31.42 $38.92 $46.48 $47.00 $35.11 $0.00 $20.00 $40.00 $60.00 Methodology Saturn Preliminary Valuation Summary Saturn Management Case ($ in millions, except per share values) | Calendar Years Ended 12/31 18 Discounted Cash Flow Analysis Precedent Transactions 2016E Post-SBC OIBDA: $460mm 2016E Post-SBC OIBDA Multiple Range: 7.5x – 9.5x Series B Common Share Premium: 0% - 10% Illustrative Price per Series A Share ($) Commentary Public Trading Comparables Closing Price – High $46.48 (7/16/2015) Closing Price – Low: $21.51 (2/12/2016) Implied EV/2016E Post-SBC OIBDA Multiples of 7.2x – 13.1x 5-year Discounted Cash Flow Analysis WACC: 8.00% – 9.00% Terminal Growth Rate: 1.0% – 2.0% Series B Common Share Premium: 0% - 10% Implied EV/2016E Post-SBC OIBDA Multiples of 9.3x – 11.9x LTM Trading Range¹ LTM Post-SBC OIBDA: $409mm LTM Post-SBC OIBDA Multiple Range: 10.0x – 13.0x Series B Common Share Premium: 0% - 10% Implied EV/2016E Post-SBC OIBDA Multiples of 8.7x – 11.3x Wall Street Research Low: FBR & Co (4/29/2016) and PCS (4/28/2016) High: Deutsche Bank (4/29/2016) Implied EV/2016E Post-SBC OIBDA Multiples of 8.2x – 13.3x Median: $29.50 Note: Adjusted OIBDA is post-SBC. Source: Company filings, Management projections, management guided extrapolation and publicly available information as of 6/13/2016. ¹ LTM Trading Range based on high and low date of Saturn Class A. Market: $26.01 Premiums Paid Based on total of 60 transactions Reference range of 15% - 35% Implied EV/2016E Post-SBC OIBDA Multiples of 9.1x – 10.4x Valuation Reference Points

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Implied Terminal Multiple ('20E Post-SBC OIBDA) Discount Perpetuity Growth Rate Rate 1.00% 1.25% 1.50% 1.75% 2.00% 8.00% 8.2x 8.5x 8.9x 9.3x 9.7x 8.25% 7.9 8.2 8.6 8.9 9.3 8.50% 7.7 8.0 8.3 8.6 9.0 8.75% 7.4 7.7 8.0 8.3 8.6 9.00% 7.2 7.5 7.7 8.0 8.3 Implied Price per Share (10% Series B Premium) Perpetuity Growth Rate 1.00% 1.25% 1.50% 1.75% 2.00% $35.45 $36.69 $38.03 $39.48 $41.05 34.01 35.16 36.39 37.72 39.16 32.65 33.73 34.87 36.09 37.41 31.37 32.38 33.45 34.58 35.80 30.18 31.11 32.11 33.17 34.30 Implied Price per Share (No Series B Premium) Implied Price per Share (10% Series B Premium) Discount Perpetuity Growth Rate Perpetuity Growth Rate Rate 1.00% 1.25% 1.50% 1.75% 2.00% 8.00% $35.76 $37.01 $38.37 $39.83 $41.41 8.25% 34.31 35.47 36.71 38.05 39.50 8.50% 32.95 34.02 35.17 36.41 37.74 8.75% 31.66 32.67 33.74 34.89 36.11 9.00% 30.45 31.39 32.39 33.47 34.60 Unlevered Free Cash Flow Overview Implied Price per Share Implied Terminal Multiple 19 Saturn Preliminary Discounted Cash Flows Analysis Saturn Management Case ($ in millions, except per share values) | Calendar Years Ended 12/31 Source: Company Management. ¹ Extrapolation based on guidance from management provided on 6/11/2016. Note: Valuation as of 3/31/2016. Management Case Extrapolation Guided by Mgmt.1 Q2 - Q4 2016E 2017E 2018E 2019E 2020E Terminal Year Revenue $1,268 $1,789 $1,868 $1,930 $1,995 $1,995 % Growth 5.2% 4.4% 3.3% 3.4% Pre-SBC OIBDA $363 $543 $612 $633 $654 $654 % Margin 28.6% 30.3% 32.8% 32.8% 32.8% Less: Stock Based Compensation (22) (31) (30) (31) (32) (32) Post-SBC OIBDA $341 $511 $582 $602 $622 $622 Less: Other income (expense), net (12) (4) 5 0 0 0 Less: D&A (18) (24) (26) (26) (26) (26) EBIT $311 $484 $562 $576 $596 $596 Less: Taxes @ 35.0% (109) (169) (197) (202) (209) (209) Unlevered Net Income $202 $315 $365 $375 $388 $388 Plus: Other non-op. and non-cash items 22 4 (5) 0 0 0 Plus: D&A 18 24 26 26 26 26 Plus: Content Amort./(Investment) (36) 55 0 0 0 0 Less: Capex (22) (19) (13) (13) (13) (26) Less: Change in Working Capital 30 (47) (47) (47) (47) (47) Unlevered Free Cash Flow $215 $331 $326 $340 $354 $341

PRIVATE AND CONFIDENTIAL
PRELIMINARY DRAFT

Saturn Preliminary Comparable Companies Analysis

($ in millions, except per share values) | Calendar Years Ended 12/31

	Market Valuation				Growth Profile		Key Metrics		Valuation Metrics								Leverage
	Stock Price[1]	% 52 Week	Equity	Adj. Enterprise	CY2016-CY2018		Post-SBC OIBDA Margin		EV / Post-SBC OIBDA				Net Income / Equity Value (P/E)				Net Debt / LTM
	6/13/2016	High	Value	Value	Revenue	OIBDA	CY2016	CY2017	LTM	CY2016	CY2017	Avg.	LTM	CY2016	CY2017	Avg.	Pre-SBC OIBDA
Comet - Consensus	$ 52.11	88.7%	$ 24,202	$ 31,792	2.8%	5.5%	23.7%	23.8%	9.9x	9.2x	9.1x	9.8x	16.8x	12.9x	11.8x	13.5x	2.3x
Saturn - Management	26.01	55.8%	2,688	3,772	1.8%	9.1%	27.0%	28.6%	9.4	8.2	7.4	7.7	12.6	10.4	8.6	10.8	2.8x
Saturn - Consensus	26.01	55.8%	2,688	3,772	1.8%	13.0%	25.2%	27.4%	9.4	8.8	8.0	8.1	12.6	10.9	8.9	10.6	2.8x
Luna - Management [2]	21.25	51.3%	3,169	2,658	1.0%	96.2%	2.4%	5.1%	68.3	41.0	18.8	32.5	64.6	51.2	40.7	50.3	20.2x
Luna - Consensus [2]	21.25	51.3%	3,169	2,658	4.1%	54.2%	4.1%	8.8%	68.3	25.4	11.0	20.6	64.6	38.3	18.6	31.4	20.2x
Cable Networks																	
Discovery	$ 25.97	74.3%	$ 16,205	$ 23,127	6.0%	5.8%	37.2%	37.3%	9.5x	9.4x	8.9x	9.3x	16.0x	12.7x	11.3x	13.0x	3.1x
Scripps	62.89	91.9%	8,154	10,962	4.3%	4.0%	41.1%	41.0%	7.6	7.9	7.5	7.7	10.5	12.1	11.5	11.4	2.4x
AMC Networks	60.05	68.9%	4,470	6,892	5.1%	4.4%	32.3%	32.2%	7.9	7.7	7.3	7.6	12.3	10.1	9.3	10.4	2.6x
MSG Networks	16.58	19.3%	1,256	2,474	3.8%	4.8%	46.6%	46.6%	5.7	8.0	7.8	7.0	7.4	8.1	8.1	7.9	3.1x
Cable Networks Median					**4.7%**	**4.6%**	**39.1%**	**39.1%**	**7.8x**	**8.0x**	**7.7x**	**7.6x**	**11.4x**	**11.1x**	**10.3x**	**10.9x**	**2.8x**
Diversified Media																	
Walt Disney	$ 97.57	79.9%	$ 160,709	$ 174,940	5.1%	5.6%	30.6%	30.5%	10.5x	10.1x	9.6x	10.0x	18.0x	16.7x	15.4x	16.6x	0.9x
Time Warner	73.13	80.1%	58,932	78,111	5.4%	3.6%	28.2%	28.6%	9.7	9.5	8.8	9.3	14.8	13.6	12.0	13.4	2.7x
Twenty-First Century Fox	28.91	83.3%	55,304	59,758	5.8%	8.1%	25.1%	25.4%	9.4	8.4	7.9	8.5	25.0	15.1	12.8	16.3	2.3x
Viacom	41.24	60.2%	16,678	28,105	2.2%	0.5%	27.8%	29.0%	7.4	7.6	7.1	7.4	7.4	8.2	7.6	7.7	3.3x
Diversified Media Median					**5.3%**	**4.6%**	**28.0%**	**28.8%**	**9.6x**	**8.9x**	**8.4x**	**8.9x**	**16.4x**	**14.4x**	**12.4x**	**14.8x**	**2.5x**

Source: Public filings and Capital IQ as of 6/13/2016.
[1]Stock Price reflects primary stock listing; enterprise value calculation considers all classes of stock.
[2]Luna debt excludes production loans and only includes convertible debt that is out of the money.

RAINE 20

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Announced Date Target Acquiror % Acquired Implied EV EV / LTM Revenue EV / LTM OIBDA 1/22/2014 Pasiones / Centroamerica TV / TV Dominicana Hemisphere Media Group 100.0% $100 4.3x 8.1x 2/12/2013 NBCUniversal Comcast 49.0% $38,936 1.6x 9.5x 3/4/2013 Outdoor Channel Holdings Inc. Kroenke Sports & Entertainment 100.0% $208 2.7x 22.8x 12/3/2009 NBCUniversal Comcast 51.0% $28,269 1.8x 10.0x 11/5/2009 Travel Channel Scripps Interactive 65.0% $975 4.5x 15.3x Average 3.0x 13.1x Median 2.7x 10.0x Source: Fi l ings , Wal l Street Research, Publ icly Avai lable Information. 1 Mul tiples based upon 2013 Revenue and OIBDA. 2 Includes adjustments for the Weather Channel and Other unconsol idated investments and thi rd party noncontrol l ing interes ts in RSNs per NBCU 2013 10K. Mul tiples based upon 2012 Revenue and OIBDA. 3 Mul tiples based upon 2012 Revenue and OIBDA. 4 Includes adjustments for AETN and other unconsol idated investments per DB research 12/11/2009 dated. Mul tiples based upon 2009 Revenue and OIBDA . 5 Mul tiples based upon 2009 Revenue and OIBDA. 24 1 1 2 2 3 3 4 4 5 5 Preliminary Select Precedent Transactions U.S. Cable Networks ($ in millions) 21

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT 40% 34% 29% 30% 28% 23% 32% 27% 27% 37% 32% 28% 1-Month Premium 1-Week Premium 1-Day Premium All Cash (44 Deals) All Stock (7 Deals) Cash & Stock (9 Deals) All Transactions (60 Deals) 37% 33% 24% 33% 28% 19% 23% 18% 16% 33% 28% 23% 1-Month Premium 1-Week Premium 1-Day Premium 40% 34% 29% 30% 28% 23% 32% 27% 27% 37% 32% 28% 1-Month Premium 1-Week Premium 1-Day Premium Premium Paid for Transactions with Enterprise Value Between $1.0bn and $10.0bn ▪All publically announced transactions with a U.S. Target ▪Transaction enterprise value between $1,000mm and $10,000mm ▪Announced within last 10 years (6/8/2006 to 6/8/2016) ▪Premium to unaffected price (adjusted for leaks) ▪Excludes financial institutions and real estate transactions ▪Excludes transactions marketed as mergers-of-equals Analysis Criteria Source: CapitalIQ as of 6/10/2016. 22 Illustrative Premiums Paid Analysis Median (%) Average (%)

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT IV. Comet – Company Overview 23

Confidential information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT ▪ June 2016 – Rumors of a potential merger between and Comet ▪ May 2016 – Announcement that Comet is seeking acquisitions ▪ March 2016 – Rumors Comet is considering multiple strategic alternatives for radio business ▪ March 2016 – Announcement that the recently launched Comet SVOD service plans to launch three to four original series per year ▪ February 2016 – resigns as Executive Chairman, and is replaced by ▪ January 2016 – Reports that the Company faces shareholder lawsuit regarding the decisions of Comet’s board related to ▪ Comet is a U.S. mass media corporation focused on commercial broadcasting, publishing and television production ▪ Principal strategy is to create and acquire premium content that is widely accepted by audiences, and to generate both advertising and non-advertising revenues from the distribution of this content on multiple media platforms and to various geographic locations ▪ Operates businesses including broadcast networks, cable networks, content production and distribution, television and radio stations, Internet-based businesses and consumer publishing ▪ Owns the currently most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content ▪ Completed spin-off from in January 2006 ▪ Founded in 1986 and based in New York with 16,260 full-time and part-time salaried employees (as of December 2015) 24 Comet Overview Source: Wall Street Research, Company Filings, Company Website. Portfolio Recent Developments Company Overview

Confidential information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT $8.6 $2.1 $0.8 $2.7 $8.3 $2.2 $0.8 $2.8 $8.4 $2.2 $0.8 $2.6 Entertainment Cable Networks Publishing Local Broadcasting 2013 2014 2015 $1.3 $0.9 $0.1 $0.8 $8.4 $2.2 $0.8 $2.6 Segment DescriptionKey Brands / PropertiesTelevision Network▪ Distribution of a comprehensive schedule of broadcast programming to 200+ affiliates▪ 50/50 JV withTV Production & Syndication▪ Produces, acquires and / or distributes programming worldwide▪ Multiple JVs for global distributionComet Films▪ Produces, acquires and distributes theatrical motion pictures across all genres▪ Budget for each film ~$50mm, plus advertising▪ Multi-year distribution agreement with LunaComet Interactive▪ Publisher of premium content on the internet, includingTelevision Stations▪ Owns 30 broadcast TV stations, with several located in the 6 largest U.S. television marketsRadio Stations▪ Owns and operates 117 radio stations serving 26 U.S. markets with 77% located in the 25 largest U.S. radio marketsShowtime Networks▪ Premium subscription program services in the U.S. with 78 million subscriptions▪ Owns majority of network, which has 34 million subscriptionsComet Sports Network▪ 24/7 cable program service that provides sports content, with a strong focus on college sports, to ~55 million subscribersPublishing Business▪ Publishes and distributes consumer books in printed, digital and audio formats throughout the U.S. and internationallyOther Assets▪ Offers marketing services, magazine, and restaurants & bars

Confidential information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIALPRELIMINARY DRAFTManagement TeamBoard of DirectorsSource: Company Website.26Management Team & Board of Directors

Confidential information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIALPRELIMINARY DRAFT Class (Shares) Class (Economic %) Class (Voting %) Saturn Shareholder A B A B A B Shareholder? Capital World Investors 32,750,165 7.2% The Vanguard Group 13,654 24,660,311 0.0% 5.4% 0.0% x BlackRock Institutional Trust Company 4,188 16,902,054 0.0% 3.7% 0.0% x State Street Global Advisors (US) 16,740,382 3.7% x Franklin Mutual Advisers 11,912,476 2.6% Boston Partners 10,728,773 2.4% x JP Morgan Asset Management 21,570 10,181,658 0.0% 2.2% 0.1% x 30,010,939 9,446,293 6.6% 2.1% 79.5% Highfields Capital Management 8,297,063 1.8% Glenview Capital Management 7,823,056 1.7% Chieftain Capital Management 6,940,424 1.5% Columbia Threadneedle Investments (US) 5,943,842 1.3% x TIAA Global Asset Management 5,728,656 1.3% Morgan Stanley Wealth Management 4,064 4,931,688 0.0% 1.1% 0.0% x The Boston Company Asset Management 4,817,931 1.1% x Fred Alger Management 4,761,737 1.1% Fidelity Management & Research Company 4,517,886 1.0% x Gabelli Funds 3,652,857 739,813 0.8% 0.2% 9.7% x Gruss Asset Management 2,174,863 0.5% 0.0% 5.8% Other 1,844,769 227,489,008 0.4% 50.2% 4.9% Total 37,726,904 415,313,216 8.3% 91.7% 100.0% 0.0%Comet Shareholder SummarySource: Company filings, Thomson One.Note: As of 6/10/2016.1▪ As of the latest filings, is the controlling shareholder of Comet, owning 79.5% of the Class A common stock (1 vote per share)– , the controlling shareholder, chairman of the board of directors and chief executive officer of is the Chairman Emeritus of Comet and▪ The Class B common stock is nonvoting; therefore controls the shareholder vote on matters including the election of directors and approval of transactions which represent a change of control27

Confidential information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIALPRELIMINARY DRAFT Since Saturn Spin - 1/14/2013 LTM High Low Median Mean High Low Median Mean 15.3% (1.6%) 0.6% 3.1% 13.9% 2.3% 9.1% 8.6% 6.9% (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0%Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Premium / Discount $52.11 $55.72 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 $90.00 $100.00Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Comet Comet.A Average Closing Price Comet B Comet A 30 Day $53.61 $57.26 60 Day $54.70 $58.49 LTM $49.81 $53.99 Since 1/14/13 $54.06 $55.66 LTM High $58.51 $61.58 LTM Low $38.67 $42.56 Time PeriodComet Stock Price PerformanceSince January 14, 2013 (Date of Saturn Spin-off)Source: Capital IQ as of June 13, 2016.28Comet B and Comet A Share PriceDaily Premium / Discount of Comet A to Comet B2/12/14: Comet announces fourth quarter earnings and buyback plan1/17/13: Comet exploring sale of outdoor assets; interest from JCDecaux; plans to convert outdoor to REIT5/27/2015: Comet denies rumors about potential merger2/11/2016: Comet announces fourth quarter earnings2/5/2015: Rumored potential management buyout of Comet

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT $1,879 $2,959 $1,413 $1,870 $2,040 $2,374 2013A 2014A 2015A 2016E 2017E 2018E $212 $206 $193 $214 $218 $231 2013A 2014A 2015A 2016E 2017E 2018E $3,276 $3,177 $2,681 $3,437 $3,509 $3,824 2013A 2014A 2015A 2016E 2017E 2018E $14,005 $13,806 $13,886 $14,532 $14,724 $15,356 2013A 2014A 2015A 2016E 2017E 2018E Revenue Post-SBC OIBDA Capex Net Income 29 Comet Financial Summary Comet Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions) | Calendar Years Ended 12/31 Source: Filings, Capital IQ. Number of Analysts312918

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT V. Comet – Standalone Valuation 30

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT $46.18 $42.84 $38.67 $52.00 $68.80 $57.94 $58.51 $75.00 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 Comet Preliminary Valuation Summary Comet Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions, except per share values) | Calendar Years Ended 12/31 31 Closing Price – High $58.51 (6/18/2015) Closing Price – Low: $38.67 (9/28/2015) Implied EV/2016E Post-SBC OIBDA Multiples of 7.0x – 9.4x 5-year Discounted Cash Flow Analysis WACC: 7.20% – 8.20% Terminal Growth Rate: 1.0% – 2.0% Implied EV/2016E Post-SBC OIBDA Multiples of 8.5x – 11.5x 2016E Wall Street Consensus Post-SBC OIBDA of $3,437mm 2016E Post-SBC OIBDA multiple range: 8.0x – 10.0x Credit Suisse – High $75.00 (5/3/2016) UBS – Low $52.00 (5/3/2016) Implied EV/2016E Post-SBC OIBDA Multiples of 8.6x – 11.5x Median: $65.00 Note: As of 6/13/2016. Source: Company filings, equity research Market: $52.11 Methodology Illustrative Price per Class B Share ($) Commentary Discounted Cash Flow Analysis Public Trading Comparables LTM Trading Range Wall Street Research Valuation Reference Points

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Wall Street Projections Q2 - Q4 2016 2017E 2018E 2019E 2020E Terminal Year Net Revenue $10,683 $14,724 $15,356 $16,230 $16,887 $16,887 % Growth 37.8% 4.3% 5.7% 4.0% 0.0% Adjusted OIBDA (Post-SBC) $2,552 $3,509 $3,824 $4,147 $4,595 $4,595 % Margin 23.9% 23.8% 24.9% 25.5% 27.2% 27.2% Less: D&A (200) (264) (264) (263) (264) (234) EBIT $2,353 $3,245 $3,560 $3,883 $4,331 $4,360 Less: Taxes @ 38.0% (894) (1,233) (1,353) (1,476) (1,646) (1,657) Unlevered Net Income $1,459 $2,012 $2,207 $2,408 $2,685 $2,703 Plus: D&A 200 264 264 263 264 234 Less: Capex (176) (218) (231) (232) (234) (234) Less: Change in Working Capital (800) (730) (638) (496) (419) (419) Unlevered Free Cash Flow $683 $1,328 $1,602 $1,943 $2,296 $2,284 Unlevered Free Cash Flow Overview Implied Price per Share Implied Terminal Multiple 32 Comet Preliminary Discounted Cash Flows Analysis ($ in millions, except per share values) | Calendar Years Ended 12/31 Comet Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE Source: Morgan Stanley research model for change in net working capital and Capital IQ as of 6/13/2016 for all other metrics. Note: Valuation as of 3/31/2016. Implied Terminal Multiple ('20E Post-SBC OIBDA) Discount Perpetuity Growth Rate Rate 1.00% 1.25% 1.50% 1.75% 2.00% 7.25% 8.3x 8.7x 9.1x 9.5x 10.0x 7.50% 8.0 8.4 8.7 9.1 9.6 7.75% 7.7 8.0 8.4 8.8 9.2 8.00% 7.5 7.7 8.1 8.4 8.8 8.25% 7.2 7.5 7.8 8.1 8.4 Implied Price per Share (No Premium) Implied Price per Share (10% Premium) Discount Perpetuity Growth Rate Perpetuity Growth Rate Rate 1.00% 1.25% 1.50% 1.75% 2.00% 7.25% $56.96 $59.56 $62.38 $65.45 $68.80 7.50% 54.05 56.44 59.02 61.82 64.87 7.75% 51.37 53.56 55.92 58.49 61.26 8.00% 48.87 50.89 53.07 55.41 57.96 8.25% 46.55 48.42 50.42 52.58 54.91 Implied Price per Share (10% Premium) Perpetuity Growth Rate 1.0% 1.3% 1.5% 1.8% 2.0% $56.50 $59.08 $61.88 $64.93 $68.26 53.62 55.99 58.55 61.32 64.35 50.96 53.13 55.47 58.02 60.77 48.48 50.48 52.64 54.97 57.49 46.18 48.03 50.02 52.16 54.47

Comet Preliminary Comparable Companies Analysis

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

($ in millions, except per share values) | Calendar Years Ended 12/31

	Market Valuation				Growth Profile		Key Metrics		Valuation Metrics								Leverage
	Stock Price[1] 6/13/2016	% 52 Week High	Equity Value	Adj. Enterprise Value	CY2016-CY2018 Revenue	CY2016-CY2018 OIBDA	Post-SBC OIBDA Margin CY2016	Post-SBC OIBDA Margin CY2017	EV / Post-SBC OIBDA LTM	EV / Post-SBC OIBDA CY2016	EV / Post-SBC OIBDA CY2017	EV / Post-SBC OIBDA Avg.	Net Income / Equity Value (P/E) LTM	Net Income / Equity Value (P/E) CY2016	Net Income / Equity Value (P/E) CY2017	Net Income / Equity Value (P/E) Avg.	Net Debt / LTM Pre-SBC OIBDA
Comet - Consensus	$ 52.11	88.7%	$ 24,202	$ 31,792	2.8%	5.5%	23.7%	23.8%	9.9x	9.2x	9.1x	9.8x	16.8x	12.9x	11.8x	13.5x	2.3x
Saturn - Management	26.01	55.8%	2,688	3,772	1.8%	9.1%	27.0%	28.6%	9.4	8.2	7.4	7.7	12.6	10.4	8.6	10.8	2.8x
Saturn - Consensus	26.01	55.8%	2,688	3,772	1.8%	13.0%	25.2%	27.4%	9.4	8.8	8.0	8.1	12.6	10.9	8.9	10.6	2.8x
Luna - Management [2]	21.25	51.3%	3,169	2,658	1.0%	96.2%	2.4%	5.1%	68.3	41.0	18.8	32.5	64.6	51.2	40.7	50.3	20.2x
Luna - Consensus [2]	21.25	51.3%	3,169	2,658	4.1%	54.2%	4.1%	8.8%	68.3	25.4	11.0	20.6	64.6	38.3	18.6	31.4	20.2x
Cable Networks																	
Discovery	$ 25.97	74.3%	$ 16,205	$ 23,127	6.0%	5.8%	37.2%	37.3%	9.5x	9.4x	8.9x	9.3x	16.0x	12.7x	11.3x	13.0x	3.1x
Scripps	62.89	91.9%	8,154	10,962	4.3%	4.0%	41.1%	41.0%	7.6	7.9	7.5	7.7	10.5	12.1	11.5	11.4	2.4x
AMC Networks	60.05	68.9%	4,470	6,892	5.1%	4.4%	32.3%	32.2%	7.9	7.7	7.3	7.6	12.3	10.1	9.3	10.4	2.6x
MSG Networks	16.58	19.3%	1,256	2,474	3.8%	4.8%	46.6%	46.6%	5.7	8.0	7.8	7.0	7.4	8.1	8.1	7.9	3.1x
Cable Networks Median					**4.7%**	**4.6%**	**39.1%**	**39.1%**	**7.8x**	**8.0x**	**7.7x**	**7.6x**	**11.4x**	**11.1x**	**10.3x**	**10.9x**	**2.8x**
Diversified Media																	
Walt Disney	$ 97.57	79.9%	$ 160,709	$ 174,940	5.1%	5.6%	30.6%	30.5%	10.5x	10.1x	9.6x	10.0x	18.0x	16.7x	15.4x	16.6x	0.9x
Time Warner	73.13	80.1%	58,932	78,111	5.4%	3.6%	28.2%	28.6%	9.7	9.5	8.8	9.3	14.8	13.6	12.0	13.4	2.7x
Twenty-First Century Fox	28.91	83.3%	55,304	59,758	5.8%	8.1%	25.1%	25.4%	9.4	8.4	7.9	8.5	25.0	15.1	12.8	16.3	2.3x
Viacom	41.24	60.2%	16,678	28,105	2.2%	0.5%	27.8%	29.0%	7.4	7.6	7.1	7.4	7.4	8.2	7.6	7.7	3.3x
Diversified Media Median					**5.3%**	**4.6%**	**28.0%**	**28.8%**	**9.6x**	**8.9x**	**8.4x**	**8.9x**	**16.4x**	**14.4x**	**12.4x**	**14.8x**	**2.5x**

Source: Public filings and Capital IQ as of 6/13/2016.

[1]Stock Price reflects primary stock listing; enterprise value calculation considers all classes of stock.

[2]Luna debt excludes production loans and only includes convertible debt that is out of the money.

RAINE 33

Comet Research Target Prices

PRIVATE AND CONFIDENTIAL
PRELIMINARY DRAFT

Analyst Targets

Date	Firm	Valuation Methodology	Mulitple Year	Rating	Target Price	% Premium to Current	% Premium to Publish Day
5/3/2016	Credit Suisse	EBITDA Multiple	2016	Outperform	$75.00	43.9%	34.7%
5/4/2016	RBC Capital Markets	EBITDA Multiple	2016/2017	Outperform	$70.00	34.3%	25.8%
5/20/2016	Telsey Advisory Group	Blended[1]		Outperform	$67.00	28.6%	28.6%
5/16/2016	Topeka Capital Markets	EBITDA Multiple	2017	Buy	$66.00	26.7%	23.4%
5/4/2016	Deutsche Bank	DCF		Buy	$65.00	24.7%	16.8%
5/4/2016	Wells Fargo	DCF		Outperform	$65.00[4]	24.7%	16.8%
5/4/2016	Evercore ISI	DCF		Buy	$65.00	24.7%	16.8%
5/4/2016	Wedbush	Sum-of-the-Parts		Outperform	$65.00	24.7%	16.8%
5/3/2016	Macquarie	P/E Multiple	N/A	Outperform	$65.00	24.7%	16.8%
5/3/2016	PiperJaffray	DCF		Overweight	$65.00	24.7%	16.8%
5/4/2016	BMO Capital Markets	Blended[3]		Outperform	$63.00	20.9%	13.2%
5/4/2016	Guggenheim	P/E Multiple	2016	Buy	$63.00	20.9%	13.2%
5/4/2016	JP Morgan	P/E Multiple	2017	Overweight	$62.00	19.0%	11.4%
5/4/2016	Morgan Stanley	EBITDA Multiple	2016	Overweight	$61.00	17.1%	9.6%
5/4/2016	Cowen and Company	Blended[2]		Outperform	$59.00	13.2%	6.0%
5/3/2016	UBS	DCF		Neutral	$52.00	(0.2%)	(6.6%)
Average					**$64.25**	**23.3%**	**16.2%**
Median					**$65.00**	**24.7%**	**16.8%**
Current Trading Price					**$52.11**		

Source: Wall Street Research and Bloomberg. Current trading price as of 6/13/2016.
[1] Blended valuation methodology including DCF, P/E Multiple, EBITDA Multiple, PEG Multiple, P/FCF Multiple, and Sum-of-the-Parts. Price target is the average of P/E Multiple and DCF.
[2] Blended valuation methodology including DCF, P/E Multiple and EBITDA Multiple.
[3] Blended valuation methodology including DCF, P/E Multiple, EBITDA Multiple, and Sum-of-the-Parts.
[4] Midpoint of valuation range of $64.00 to $66.00.

RAINE 34

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT VI. Comet – Combination Analysis 35

PRIVATE AND CONFIDENTIAL
PRELIMINARY DRAFT

Preliminary Comet + Saturn – 100% Stock

Saturn Mngmt. Case & Comet Wall Street Projections – *PENDING SATURN MANAGEMENT APPROVED CASE*

($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies

		$33 Fixed Value Offer		0.60x Exchange Ratio Offer @ Market	
	Comet @ Market	Saturn @ Comet Offer	Pro Forma Comet	Saturn @ Comet Offer	Pro Forma Comet
Low Vote Share Price	$52.11	$33.00	$52.11	$31.27	$52.11
% Premium to Market	*0.0%*	*26.9%*	*0.0%*	*20.2%*	*0.0%*
Equity Value	**$24,202**	**$3,489**	**$27,691**	**$3,297**	**$27,498**
Plus: Total Debt	$8,323	$1,120	$9,443	$1,120	$9,443
Less: Cash	(411)	(10)	(421)	(10)	(421)
Minority Interest / (Uncon. Asset)	(322)	(25)	(347)	(25)	(347)
Total Enterprise Value	**$31,792**	**$4,574**	**$36,366**	**$4,382**	**$36,173**
Valuation & Leverage Metrics					
Enterprise Value / 2016E Post-SBC OIBDA	9.2x	9.9x	9.3x	9.5x	9.3x
Enterprise Value / 2017E Post-SBC OIBDA	9.1	8.9	9.0	8.6	9.0
2016E EPS Accretion / (Dilution)			(1.1%)		(0.4%)
Net Debt / 2016E Pre-SBC OIDBA	2.2x	2.3x	2.2x	2.3x	2.2x
Economic Ownership					
Comet	100.0%	0.0%	87.3%	0.0%	88.0%
Saturn	0.0%	100.0%	12.7%	100.0%	12.0%

Implied Saturn Price @ 0.60x Fixed Exchange Ratio:

- $31.27 @ Market
- $32.16 @ 30-day VWAP
- $32.82 @ 60-day VWAP
- $32.74 @ 90-day VWAP

Source: Management projections and Wall Street Research. Current trading price as of 6/13/2016.

RAINE 36

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT 0.44x 0.39x 0.49x 0.37x 0.35x 0.90x 0.73x 0.78x 1.20x 0.90x 0.00x 0.25x 0.50x 0.75x 1.00x 1.25x 1.50x 1.75x Preliminary Implied Exchange Ratio Summary Saturn Mngmt. Case & Comet Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies 37 Implied Exchange Ratio Saturn Series A (Low Vote) Share Price / Comet Class B (No Vote) Share Price Source: Company filings, Management projections, Wall Street research. Notes: Data as of 6/13/2016. 1 Based on market prices as of 6/13/2016. Discounted Cash Flow Analysis Public Trading Comparables LTM Trading Range Wall Street Research Methodology 0.60x 0.63x Comet Offer – Fixed Exchange (0.60x) to Fixed Value (0.63x1) Low end of the range: Saturn 52-week low = $21.51; Comet 52-week high price = $58.51 High end of the range: Saturn 52-week high price = $46.48; Comet 52-week low price = $38.67 Low end of the range: Implied Saturn price = $30.18; Implied Comet price = $68.80 High end of the range: Implied Saturn price = $41.41; Implied Comet price = $46.18 Low end of the range: Implied Saturn price = $22.83; Implied Comet price = $57.94 High end of the range: Implied Saturn price = $31.42; Implied Comet price = $42.84 Low end of the range: Saturn low price target = $26.00; Comet high price target = $75.00 High end of the range: Saturn high price target= $47.00; Comet low price target = $52.00 Median of 0.45x: Saturn median research price = $29.50; Comet median research price = $65.00 Commentary Valuation Reference Points Contribution Analysis Low end of the range: Implied Saturn price = $25.52; Comet market price = $52.11 High end of the range: Implied Saturn price = $40.45; Comet Market price = $52.11 Current Market (0.50x1)

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT 0.50x 0.20x 0.30x 0.40x 0.50x 0.60x 0.70x 0.80x 0.90x 1.00x 1.10xJan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Saturn A / Comet B Exchange Ratio Average Exchange Ratio Saturn A / Comet B Current (6/13/16) 0.50x LTM High 0.96x LTM Low 0.44x Undisturbed (9/23/2014) 0.54x LTM Avg. 0.68x 12M Prior to Undistrurbed 0.50x Avg. Since Spin (1/14/13) 0.56x Time Period Saturn Series A / Comet B Exchange Ratio Since Saturn Spin-off from Liberty Media Source: Capital IQ as of June 13, 2016. 1 Based on market price as of 6/13/2016. 38 Fixed Exchange Ratio Offer: 0.60x Fixed Value Offer ($33.00): 0.63x1 Better for Saturn Better for Comet

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Pro Forma Implied Comet Saturn Combined Exchange Contribution (%) Revenue LTM $14,235 $1,735 $15,970 0.52x 2016E 14,532 1,700 16,232 0.49x 2017E 14,724 1,789 16,513 0.51x Adjusted OIBDA LTM $2,777 $433 $3,210 0.70x 2016E 3,437 460 3,897 0.58x 2017E 3,509 511 4,020 0.65x Net Income LTM $1,334 $217 $1,551 0.78x 2016E 1,870 247 2,118 0.59x 2017E 2,040 287 2,328 0.63x 89% 90% 89% 87% 88% 87% 85% 88% 88% 11% 10% 11% 13% 12% 13% 15% 12% 12% Preliminary Contribution Analysis Saturn Mngmt. Case & Comet Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions) | Calendar Years Ended 12/31 Source: Comet per Capital IQ consensus estimates as of 6/13/2016. Saturn per company management. 39

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT VII. Luna – Company Overview 40

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT ▪June 2016 – The Company announces it is seeking acquisitions ▪April 2016 – Confirmed significant output agreement with Fox Networks Group’s Pay TV and Basic Cable channels across LatAm ▪March 2016 – Announced partnership with Comic-Con International for newly named subscription video-on-demand (SVOD) platform ▪February 2016 – Luna rumored to be seeking acquisition of Saturn ▪January 2016 – Investments in film ticketing company Atom Tickets and video gaming company Next Games Oy ▪November 2015 – Acquired majority stake in Pilgrim Studios, Inc. ▪Leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales ▪Has become one of the major independent studios for leading intellectual property owners, third-party distributors and digital platforms ▪The Company’s feature films have grossed more than $7 billion at the global box office over the past four years, and Luna and its predecessor companies have earned 77 Academy Award® nominations and 20 Oscar wins ▪16,000-title film and television library, one of the biggest content catalogues in the world ▪Focused on expanding into location-based entertainment, video games and virtual reality to extend the longevity of existing franchises awhile identifying exciting new properties 41 Luna Overview Source: Wall Street Research, Company Filings, Company Website. Illustrative Key Properties Recent Developments Company Overview Earned 70 Academy Award Nominations and 20 Academy Award Wins Earned 186 Emmy nominations and 29 Primetime Emmy wins

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Luna Business Segments Overview 42 Source: Company Website, Wall Street Research. SegmentDescriptionMOVIES • Diverse theatrical slate of tentpole, star-driven event films and branded properties includes 15 – 20 wide releases each year from its Luna and Summit Entertainment labels, and another 25 or more films annually from the Company’s other six labels and partnerships • Has released three of the four biggest young adult franchises of the past decade • Reach a global audience through an international distribution infrastructure in the UK, Latin America and nearly 20 theatrical output agreements globally, and strong distribution partnerships with leading companies in China and India TV • Leading supplier of premium content to cable, broadcast and digital platforms Grown from $8mm in revenue in 2000 to nearly $700mm in fiscal 2016, a compounded annual growth rate of over 20% Programming roster includes nearly 80 shows on 40 different U.S. networks with 15 new scripted series planned for this year• Building a nonfiction business alongside its premium scripted programming, with investment in leading reality producer Pilgrim Studios• Has become a leading source of content for its own portfolio of channels as well (Graves / EPIX; Nightcap / POP, etc.) HOME ENTERTAINMENT • New distribution and replication agreements with Fox and Cinram• Capitalizes on new technology, pioneering new business models and creating new windowing and pricing strategies to adapt to changing viewer habits• Home Ent. business finished among the top five major studios in 2012, driven by Hunger Games and Twilight franchises CHANNELS • Launched its emerging channel business in 2006 as an extension of its growing content business, taking equity positions in nine branded channels globally• Includes Pop, the JV between Comet and Luna, as well as EPIX, which is operated with partners Viacom and MGM INTERNATIONAL • Global network of output deals with blue-chip partners in France, Germany, Spain, Benelux, Scandinavia, Russia, Poland and Austria/New Zealand that mitigate risk and increase the Company’s international theatrical visibility• Operates a self-distribution company in the U.K. and a JV with IDC serving the LatAm marketplace• Partnered with Astro’s Celestial Pictures serving Asia and with Universal Pictures for film distribution and Celestial Tiger for Channel delivery in India

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Management Team Board of Directors Source: Company Website. 43 Management Team & Board of Directors Jon Feltheimer Chief Executive Officer Michael Burns Vice Chairman Steve Beeks Co-Chief Operating Officer & Co- President, Motion Picture Group Brian Goldsmith Co-Chief Operating Officer Wayne Levin General Counsel and Chief Strategic Officer James W. Barge Chief Financial Officer

Luna Shareholder Summary

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

- John Malone owns an effective 5% of Luna through his pro-rata voting interests in Discovery Communications (29% of voting rights) and Liberty Global (26% of voting rights)
- Malone and his affiliates have four board seats at Luna equivalent to 29% of the directors
  - Affiliates include Luna CEO Jon Feltheimer (who sits on the board of Saturn), Liberty CEO Michael Fries, and Discovery CEO David Zaslav

Shareholder	Shares	%	Saturn Shareholder?
MHR Fund Management	30,211,049	20.5%	
Capital World Investors	8,819,000	6.0%	
Fidelity Management & Research Company	8,468,505	5.8%	✓
Capital Research Global Investors	7,829,000	5.3%	
The Vanguard Group	7,403,290	5.0%	✓
Naya Management	5,443,495	3.7%	✓
Discovery Communications, Inc.	5,000,000	3.4%	
Liberty Global	5,000,000	3.4%	
John Malone	4,967,695	3.4%	✓
Kornitzer Capital Management	4,613,348	3.1%	
Fairpointe Capital	4,397,602	3.0%	
Shapiro Capital Management	3,341,300	2.3%	
BlackRock	3,145,992	2.1%	✓
Jefferies	3,103,300	2.1%	
LLBH Private Wealth Management	3,051,416	2.1%	
Matrix Capital Management Company	2,786,400	1.9%	
Neuberger Berman	2,315,179	1.6%	✓
ClearBridge Investments	2,231,884	1.5%	✓
Calamos Advisors	1,951,074	1.3%	
Michael Raymond Burns	1,693,356	1.2%	
Other	31,454,912	21.4%	
Total	**147,227,797**	**100.0%**	

John Malone Affiliated Shareholders

Source: Company filings, Thomson One.
Note: As of 6/10/2016.

RAINE 44

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Luna Stock Price Performance Since January 14, 2013 (Date of Saturn Spin-off from Liberty Media) ($ per share) Source: Capital IQ as of 6/13/2016. 45 0.000 5.000 10.000 15.000 20.000 25.000 - $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Volume (mm)Share Price ($) Volume (mm) Price Performance Luna S&P 500 30 Day 4.6% 1.6% 60 Day 4.7% (0.2%) LTM (42.2%) (0.3%) Time Period 6/11/2013: Luna presents at 5th Annual Film Finance Forum 7/22/2013: Luna refinances $450 million in debt 10-11/3/2014: Luna presents at DB and Piper Jaffray TMT Conferences 10/24/2014: Alibaba and Wanda exploring acquisition of Luna 02/05/2015: Luna reports Q3 2015 results 10/05/2015: LA Times reports Luna is in talks to acquire Saturn 02/05/2016: Luna stock down 27% following CEO Jon Feltheimer comments on lower expected earnings 02/04/2016: Luna files 13D declaring it is exploring a mutually beneficial combination of the two companies 06/02/2016: Vice- Chairman discloses Luna is seeking acquisitions

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Analyst Targets Luna Research Target Prices Source: Wall Street Research and Bloomberg. Current trading price as of 6/13/2016. ¹ Blended valuation methodology of 85% EBITDA Multiple and 15% M&A. ² Blended valuation methodology including DCF, P/E Multiple, EBITDA Multiple, and Sum-of-the-Parts. 46 Date Firm Valuation Methodology Multiple Year Rating Target Price % Premium to Current % Premium to Publish Day 5/26/2016 Topeka Capital Markets LFCF Multiple 2017 Buy $40.00 88.2% 102.4% 6/5/2016 Evercore ISI DCF Buy $32.00 50.6% 36.6% 6/7/2016 PiperJaffray DCF Overweight $30.00 41.2% 30.6% 5/27/2016 Jeffries EBITDA Multiple 2018 Buy $29.00 36.5% 36.4% 6/6/2016 Barrington Research EBITDA Multiple 2017 Outperform $27.00 27.1% 17.4% 5/27/2016 Macquarie EBITDA Multiple 2018 Outperform $27.00 27.1% 27.0% 5/26/2016 JP Morgan P/E Multiple 2018 Overweight $26.00 22.4% 31.6% 5/27/2016 Goldman Sachs Blended¹ 2017 Neutral $24.00 12.9% 12.9% 5/27/2016 RBC Capital Markets EBITDA Multiple 2016/17 Sector Perform $23.00 8.2% 8.2% 5/27/2016 Cowen and Company Blended² Market Perform $22.00 3.5% 1.1% Average $28.00 31.8% 30.4% Median $27.00 27.1% 28.8% Current Trading Price $21.25

Luna Management Plan vs. Wall Street Summary

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

($ in millions) | Fiscal Years Ended 3/31

Management

2017



$251
($86)
($26)
($33)
$106
($65)
$41
OIBDA (Company Definition)
SBC
Equity Income
Gain on Sales
Post-SBC OIBDA
Startup Costs
Post-SBC OIBDA Less Startup

2018



$264
($85)
($23)
($20)
$136
($46)
$90
OIBDA (Company Definition)
SBC
Equity Income
Gain on Sales
Post-SBC OIBDA
Startup Costs
Post-SBC OIBDA Less Startup

2019



$348
($49)
($47)
$252
($9)
$243
OIBDA (Company Definition)
SBC
Equity Income
Gain on Sales
Post-SBC OIBDA
Startup Costs
Post-SBC OIBDA Less Startup

Wall Street Projections (incl. Analyst Range)

2017



$268
($73)
($40)
$155
($30)
$125
OIBDA (Company Definition)
SBC
Equity Income
Gain on Sales
Post-SBC OIBDA
Startup Costs
Post-SBC OIBDA Less Startup

OIBDA (Company Definition)	SBC	Equity Income	Gain on Sales	Post-SBC OIBDA	Startup Costs	Post-SBC OIBDA Less Startup
$205-$320	$55-$85	$25-$56	$0		$30	

2018



$335
($75)
($47)
$213
($30)
$183
OIBDA (Company Definition)
SBC
Equity Income
Gain on Sales
Post-SBC OIBDA
Startup Costs
Post-SBC OIBDA Less Startup

OIBDA (Company Definition)	SBC	Equity Income	Gain on Sales	Post-SBC OIBDA	Startup Costs	Post-SBC OIBDA Less Startup
$222-$524	$58-$85	$28-$62	$0		$30	

2019



$394
($78)
($48)
$268
($10)
$258
OIBDA (Company Definition)
SBC
Equity Income
Gain on Sales
Post-SBC OIBDA
Startup Costs
Post-SBC OIBDA Less Startup

OIBDA (Company Definition)	SBC	Equity Income	Gain on Sales	Post-SBC OIBDA	Startup Costs	Post-SBC OIBDA Less Startup
$297-$530	$62-$85	$28-$70	$0		$10	

Source: Company Management, Filings, and Capital IQ as of June 13.2016.

RAINE 47

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT $211 $59 $107 $165 $210 $38 $124 $200 2014A 2015A 2016E 2017E 2018E $15 $18 $18 $14 $20 $15 $7 $7 2014A 2015A 2016E 2017E 2018E $267 $77 $105 $243 $249 $65 $142 $223 2014A 2015A 2016E 2017E 2018E $2,475 $2,202 $2,567 $2,791 $2,753 $2,782 $3,103 $3,444 2014A 2015A 2016E 2017E 2018E Revenue Post-SBC OIBDA1 Capex Net Income 48 Luna Calendar Year Financial Summary Luna Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions) | Calendar Years Ended 12/31 Source: Company Management, Filings, and Capital IQ as of June 13.2016. 1Adjusted OIBDA is post stock-based compensation and excludes equity interests. Number of Analysts 16 13 8 Number of Analysts 15 13 8 Number of Analysts 10 9 5 Number of Analysts 9 11 11 2014A 2015A $1,728 $1,828 $1,695 $1,715 2016E 2017E Management Case Consensus Estimates 2014A 2015A 2014A 2015A 2014A 2015A

Luna Preliminary Comparable Companies Analysis

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

($ in millions, except per share values) | Calendar Years Ended 12/31

	Market Valuation				Growth Profile		Key Metrics		Valuation Metrics								Leverage
	Stock Price[1]	% 52 Week	Equity	Adj. Enterprise	CY2016-CY2018		Post-SBC OIBDA Margin		EV / Post-SBC OIBDA				Net Income / Equity Value (P/E)				Net Debt / LTM
	6/13/2016	High	Value	Value	Revenue	OIBDA	CY2016	CY2017	LTM	CY2016	CY2017	Avg.	LTM	CY2016	CY2017	Avg.	Pre-SBC OIBDA
Comet - Consensus	$ 52.11	88.7%	$ 24,202	$ 31,792	2.8%	5.5%	23.7%	23.8%	9.9x	9.2x	9.1x	9.8x	16.8x	12.9x	11.8x	13.5x	2.3x
Saturn - Management	26.01	55.8%	2,688	3,772	1.8%	9.1%	27.0%	28.6%	9.4	8.2	7.4	7.7	12.6	10.4	8.6	10.8	2.8x
Saturn - Consensus	26.01	55.8%	2,688	3,772	1.8%	13.0%	25.2%	27.4%	9.4	8.8	8.0	8.1	12.6	10.9	8.9	10.6	2.8x
Luna - Management [3]	21.25	51.3%	3,169	2,658	1.0%	96.2%	2.4%	5.1%	68.3	41.0	18.8	32.5	64.6	51.2	40.7	50.3	20.2x
Luna - Consensus [3]	21.25	51.3%	3,169	2,658	4.1%	54.2%	4.1%	8.8%	68.3	25.4	11.0	20.6	64.6	38.3	18.6	31.4	20.2x
Standalone Film Studio																	
Dreamworks[2]	$ 27.12	91.2%	$ 2,350	$ 2,709	16.7%	44.0%	12.1%	17.0%	21.3x	24.0x	14.8x	19.2x	18.9x	51.7x	35.2x	55.9x	2.0x
Cable Networks																	
Discovery	$ 25.97	74.3%	$ 16,205	$ 23,127	6.0%	5.8%	37.2%	37.3%	9.5x	9.4x	8.9x	9.3x	16.0x	12.7x	11.3x	13.0x	3.1x
Scripps	62.89	91.9%	8,154	10,962	4.3%	4.0%	41.1%	41.0%	7.6	7.9	7.5	7.7	10.5	12.1	11.5	11.4	2.4x
AMC Networks	60.05	68.9%	4,470	6,892	5.1%	4.4%	32.3%	32.2%	7.9	7.7	7.3	7.6	12.3	10.1	9.3	10.4	2.6x
MSG Networks	16.58	19.3%	1,256	2,474	3.8%	4.8%	46.6%	46.6%	5.7	8.0	7.8	7.0	7.4	8.1	8.1	7.9	3.1x
Cable Networks Median					**4.7%**	**4.6%**	**39.1%**	**39.1%**	**7.8x**	**8.0x**	**7.7x**	**7.6x**	**11.4x**	**11.1x**	**10.3x**	**10.9x**	**2.8x**
Diversified Media																	
Walt Disney	$ 97.57	79.9%	$ 160,709	$ 174,940	5.1%	5.6%	30.6%	30.5%	10.5x	10.1x	9.6x	10.0x	18.0x	16.7x	15.4x	16.6x	0.9x
Time Warner	73.13	80.1%	58,932	78,111	5.4%	3.6%	28.2%	28.6%	9.7	9.5	8.8	9.3	14.8	13.6	12.0	13.4	2.7x
Twenty-First Century Fox	28.91	83.3%	55,304	59,758	5.8%	8.1%	25.1%	25.4%	9.4	8.4	7.9	8.5	25.0	15.1	12.8	16.3	2.3x
Viacom	41.24	60.2%	16,678	28,105	2.2%	0.5%	27.8%	29.0%	7.4	7.6	7.1	7.4	7.4	8.2	7.6	7.7	3.3x
Diversified Media Median					**5.3%**	**4.6%**	**28.0%**	**28.8%**	**9.6x**	**8.9x**	**8.4x**	**8.9x**	**16.4x**	**14.4x**	**12.4x**	**14.8x**	**2.5x**

Source: Public filings and Capital IQ as of 6/13/2016.

[1]Stock Price reflects primary stock listing; enterprise value calculation considers all classes of stock.

[2]Dreamworks figures as of April 29th, 2016 prior to acquisition by Comcast.

[3]Luna debt excludes production loans and only includes convertible debt that is out of the money.

RAINE 49

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT VIII. Luna – Combination Analysis 50

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

Preliminary Luna + Saturn - $20 Cash + 0.566 Luna Shares

Saturn Mngmt. Case & Luna Mnmgt. Case – *PENDING SATURN MANAGEMENT APPROVED CASE*

($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies

	Assuming Luna Voting Share Premium of:			
	0.0%	2.5%	5.0%	10.0%
@ Market	$32.03	$31.88	$31.74	$31.46
@ 30-Day VWAP	$32.06	$31.91	$31.77	$31.49
@ 60-Day VWAP	$31.97	$31.82	$31.68	$31.40
@ 90-Day VWAP	$31.96	$31.81	$31.67	$31.40

		$20 Cash + 0.566 Luna Shares to Low Vote Shares			
		No Luna Voting Share Prem.		10% Luna Voting Share Prem.	
	Luna @ Market	Saturn @ Luna Offer	Pro Forma Luna	Saturn @ Luna Offer	Pro Forma Luna
Low Vote Share Price	$21.25	$32.03	$21.25	$31.46	$20.25
% Premium to Market	*0.0%*	*23.1%*	*0.0%*	*21.0%*	*(4.7%)*
Equity Value	**$3,164**	**$3,381**	**$4,874**	**$3,318**	**$4,850**
Plus: Total Debt	$846	$1,120	$3,478	$1,120	$3,476
Less: Cash	(58)	(10)	(68)	(10)	(68)
Minority Interest / (Uncon. Asset)[1]	(1,177)	(25)	(1,203)	(25)	(1,203)
Total Enterprise Value	**$2,775**	**$4,466**	**$7,082**	**$4,403**	**$7,056**
Valuation & Leverage Metrics					
Enterprise Value / 2016E Post-SBC OIBDA	40.4x	9.7x	13.5x	9.6x	13.5x
Enterprise Value / 2017E Post-SBC OIBDA	18.5	8.7	10.8	8.6	10.8
2016E EPS Accretion / (Dilution)			229.7%		228.2%
2017E EPS Accretion / (Dilution)			67.7%		66.9%
Net Debt / 2016E Pre-SBC OIBDA	4.9x	2.3x	5.2x	2.3x	5.2x
Economic Ownership					
Luna	100.0%	0.0%	64.9%	0.0%	64.6%
Third Party Investor	0.0%	0.0%	10.3%	0.0%	10.7%
Saturn	0.0%	100.0%	24.8%	100.0%	24.7%

Assumes $2.0bn of cash to Saturn S/Hs and $500mm Third Party Equity Raise

Source: Management projections. Current trading price as of 6/13/2016.

Note: Assumes 6% external interest rate on new debt and 19% tax rate.

[1] Luna unconsolidated investment in Saturn valued at offer valuation. Includes $450mm NPV adjustment for Luna tax rate differential vs. US peers.

RAINE 51

PRIVATE AND CONFIDENTIAL
PRELIMINARY DRAFT

Preliminary Luna + Saturn Liquidity Profile

Saturn Mngmt. Case & Luna Mnmgt. Case – *PENDING SATURN MANAGEMENT APPROVED CASE*

($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies

($ in millions)	2013E	2014E	2015E	2016E	2017E	2018E	2019E
Saturn Pre-SBC OIBDA	$477	$502	$462	$490	$543	$612	$633
Lunar Pre-SBC OIBDA[1]	383	337	156	161	226	281	346
Synergies	TBD	TBD	TBD	TBD	TBD	TBD	TBD
Pro Forma Pre-SBC OIBDA	**$859**	**$839**	**$618**	**$651**	**$769**	**$893**	**$979**
% Growth		*(2.4%)*	*(26.4%)*	*5.4%*	*18.0%*	*16.2%*	*9.5%*
Less: Combined Capex					($26)	($20)	($20)
Less: Combined Film & TV Inv. (Net of Amort.)					156	(13)	0
Less: NWC					(40)	(97)	(59)
Less: Other Adjustments					(46)	(17)	(2)
Unlevered Pre-Tax Cash Flows					**$812**	**$746**	**$897**
Less: PF Interest Expense (assumes 6%)					(209)	(209)	(209)
Less: Luna Standalone Cash Taxes					(11)	(12)	(14)
Less: Saturn PF Cash Taxes					--	--	--
Free Cash Flow					**$592**	**$525**	**$674**
Total Debt				**$3,478**	**3,478**	**3,478**	**3,478**
Cash				**68**	**659**	**1,184**	**1,858**
Total Debt / PF Pre-SBC OIBDA				**5.3x**	**4.5x**	**3.9x**	**3.6x**
Net Debt / PF Pre-SBC OIBDA				**5.2**	**3.7**	**2.6**	**1.7**

Requires additional diligence

Source: Management projections. Current trading price as of 6/13/2016.
Note: Assumes 6% external interest rate on new debt.
[1] Excludes equity income from affiliates and gain on sales of affiliates.

RAINE 52

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Perspectives on Luna and Saturn Combination Moody’s Credit Opinion Perspectives on Luna “Moody's believes that a merger with Saturn would be strategically beneficial due to the potential for collaboration between the two companies. We believe, the deal will enable Luna to leverage its production capabilities to benefit from the increasing demand for original programming and theatrical output which are important to Saturn, and thereby boost revenues and profitability for the combined entity. The deal will also bring financial advantages to Luna as Saturn has a stronger balance sheet with low leverage of 2.5x (Moody's adjusted), a good track record of stable profitability and generates strong annual cash flows of over $200 million. Moody's notes that if the two companies agree to a deal, Luna could retain a “Ba” rating if management is committed to its credit ratings and the transaction is funded with stock, a moderate amount of new debt and proceeds from potential asset sales. Moody's will continue to monitor developments during upcoming quarters as they unfold and evaluate the impact on Luna's credit profile.” Perspectives on Luna Standalone Source: Moody’s Credit Opinion, Luna. April 4, 2016 “On April 1, 2016, Moody’s revised Luna’s rating outlook to negative from stable and affirmed its Ba3 Corporate Family rating (CFR) and the Ba3 senior secured debt rating. The change in the company's rating outlook was driven by higher than expected debt levels for the rating as well as weaker than expected operating results at its Motion Pictures segment…. Elevated debt-to-EBITDA of 9.2x (as of 12/31/2015, incorporating Moody’s standard adjustments) and high gross debt levels, weakly position the company in the Ba3 rating category. Supporting the company's Ba3 CFR rating is the perceived value of Luna’s assets, particularly its film and TV library. Its assets include its library consisting of over 16,000 motion picture titles and television episodes and programs, the company's 31.2% stake in EPIX, and its 50% ownership of Pop (formerly referred to as TVGuide Network, now with CBS (Baa2 senior unsecured, stable outlook) as its partner).” 53

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Appendix A: Supplemental Valuation Material 54

Saturn / Comet Research Summary

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

($ per Share)

Saturn Series A					Comet Class B					Implied Exchange Ratio
Date	Firm	Rating	Target Price	% Premium to Current	Date	Firm	Rating	Target Price	% Premium to Current	Saturn / Comet
5/2/2016	CLSA	Outperform	$31.00	19.2%	5/20/2016	Telsey Advisory Group	Outperform	$67.00	28.6%	
5/1/2016	Macquarie	Neutral	$28.00	7.7%	5/3/2016	Macquarie	Outperform	$65.00	24.7%	0.43x[1]
4/29/2016	Pivotal Research Group	Buy	$32.00	23.0%	5/16/2016	Topeka Capital Markets	Buy	$66.00	26.7%	
4/29/2016	Morgan Stanley	Equal-weight	$27.00	3.8%	5/4/2016	Morgan Stanley	Overweight	$61.00	17.1%	0.44x
4/29/2016	Evercore ISI	Buy	$33.00	26.9%	5/4/2016	Evercore ISI	Buy	$65.00	24.7%	0.51x
4/29/2016	Deutsche Bank	Buy	$47.00	80.7%	5/4/2016	Deutsche Bank	Buy	$65.00	24.7%	0.72x
4/29/2016	FBN Securities	Outperform	$35.38	36.0%	5/4/2016	JP Morgan	Overweight	$62.00	19.0%	
4/29/2016	FBR & Co.	Market Perform	$26.00	(0.0%)	5/4/2016	Cowen and Company	Outperform	$59.00	13.2%	
4/29/2016	Drexel Hamilton	Hold	$27.50	5.7%	5/4/2016	Wells Fargo	Outperform	$65.00	24.7%	
4/28/2016	Pacific Crest Securities	Sector Weight	$26.00	(0.0%)	5/4/2016	RBC Capital Markets	Outperform	$70.00	34.3%	
					5/4/2016	BMO Capital Markets	Outperform	$63.00	20.9%	
					5/4/2016	Guggenheim	Buy	$63.00	20.9%	
					5/4/2016	Wedbush	Outperform	$65.00	24.7%	
					5/3/2016	Credit Suisse	Outperform	$75.00	43.9%	
					5/3/2016	UBS	Neutral	$52.00	(0.2%)	
					5/3/2016	PiperJaffray	Overweight	$65.00	24.7%	
Average			A **$31.29**	**20.3%**				B **$64.25**	**23.3%**	A/B **0.49x**
Median			C **$29.50**	**13.4%**				D **$65.00**	**24.7%**	C/D **0.45x**

Note: Current price as of 6/13/2016.

Source: Wall Street Research, Capital IQ.

[1] Macquarie has two different analysts for Saturn (Amy Yong) and Comet (Tim Nollen) estimates.

RAINE 55

Saturn / Luna Research Summary

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

($ per Share)

Saturn Series A					Luna					Implied Exchange Ratio
Date	Firm	Rating	Target Price	% Premium to Current	Date	Firm	Rating	Target Price	% Premium to Current	Saturn / Luna
5/2/2016	CLSA	Outperform	$31.00	19.2%	6/7/2016	PiperJaffray	Overweight	$30.00	41.2%	
5/1/2016	Macquarie	Neutral	$28.00	7.7%	5/27/2016	Macquarie	Outperform	$27.00	27.1%	1.04x
4/29/2016	Evercore ISI	Buy	$33.00	26.9%	6/5/2016	Evercore ISI	Buy	$32.00	50.6%	1.03x
4/29/2016	Pivotal Research Group	Buy	$32.00	23.0%	6/6/2016	Barrington Research	Outperform	$27.00	27.1%	
4/29/2016	Morgan Stanley	Equal-weight	$27.00	3.8%	5/27/2016	Goldman Sachs	Neutral	$24.00	12.9%	
4/29/2016	Deutsche Bank	Buy	$47.00	80.7%	5/27/2016	RBC Capital Markets	Sector Perform	$23.00	8.2%	
4/29/2016	FBN Securities	Outperform	$35.38	36.0%	5/27/2016	Jeffries	Buy	$29.00	36.5%	
4/29/2016	FBR & Co.	Market Perform	$26.00	(0.0%)	5/27/2016	Cowen and Company	Market Perform	$22.00	3.5%	
4/29/2016	Drexel Hamilton	Hold	$27.50	5.7%	5/26/2016	Topeka Capital Markets	Buy	$40.00	88.2%	
4/28/2016	Pacific Crest Securities	Sector Weight	$26.00	(0.0%)	5/26/2016	JP Morgan	Overweight	$26.00	22.4%	
Average		A	**$31.29**	**20.3%**			B	**$28.00**	**31.8%**	A/B **1.12x**
Median		C	**$29.50**	**13.4%**			D	**$27.00**	**27.1%**	C/D **1.09x**

Note: Current price as of 6/13/2016.
Source: Wall Street Research, Capital IQ.

RAINE 56

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Market Inputs Risk Free Rate 2.01% Market Risk Premium 7.00% Size Premium 1.65% Saturn Cost of Debt Estimated Pre-Tax Cost of Debt 4.25% Tax Rate 35.00% After-Tax Cost of Debt 2.77% Saturn Cost of Equity Risk Free Rate 2.01% Unlevered Beta 0.79 Levered Beta 0.99 Market Risk Premium 7.00% Size Premium 1.65% Saturn Cost of Equity 10.62% Saturn Weighted Average Cost of Capital Saturn Debt to Capitalization¹ 28.26% Saturn Equity to Capitalization 71.74% Weighted Average Cost of Debt 0.78% Weighted Average Cost of Equity 7.62% Saturn WACC 8.40% Comparable Companies Levered Beta¹ Total Net Debt Fully Diluted Equity Value Net Debt / Equity Net Debt / Total Cap. Tax Rate Unlevered Beta Saturn 0.951 $1,110 $2,688 41.3% 29.2% 35.0% 0.75 Discovery 1.071 7,609 16,205 47.0% 32.0% 38.0% 0.83 Scripps 1.008 3,495 8,154 42.9% 30.0% 38.0% 0.80 AMC Networks 1.041 2,336 4,470 52.3% 34.3% 38.0% 0.79 Average 1.018 $3,638 $7,879 45.9% 31.4% 37.3% 0.79 Median 1.025 $2,916 $6,312 44.9% 31.0% 38.0% 0.79 Saturn Preliminary WACC Analysis ($ in millions) Source: Public filings, Ibbotson, Bloomberg as of 6/13/2016. 1 Debt to capitalization based on management guided future Net Debt to OIBDA target of 2.5x. 57

PRIVATE AND CONFIDENTIAL
PRELIMINARY DRAFT

Comet Preliminary WACC Analysis

($ in millions)

Comparable Companies	Levered Beta[1]	Total Net Debt	Fully Diluted Equity Value	Net Debt / Equity	Gross Debt / Total Cap.	Tax Rate	Unlevered Beta
Comet	1.063	$7,912	$24,202	32.7%	24.6%	38.0%	0.88
Walt Disney	1.027	16,126	160,709	10.0%	9.1%	38.0%	0.97
Time Warner	0.800	22,448	58,932	38.1%	27.6%	38.0%	0.65
Twenty-First Century Fox	1.099	14,752	55,304	26.7%	21.1%	38.0%	0.94
Viacom	1.318	12,768	16,678	76.6%	43.4%	38.0%	0.89
Average	**1.061**	**$14,801**	**$63,165**	**36.8%**	**25.2%**	**38.0%**	**0.87**
Median	**1.063**	**$14,752**	**$55,304**	**32.7%**	**24.6%**	**38.0%**	**0.89**

Market Inputs	
Risk Free Rate	2.01%
Market Risk Premium	7.00%
Size Premium	(0.32%)

Comet Cost of Debt	
Estimated Pre-Tax Cost of Debt	4.68%
Tax Rate	38.00%
After-Tax Cost of Debt	2.90%

Comet Cost of Equity	
Risk Free Rate	2.01%
Unlevered Beta	0.89
Levered Beta	1.09
Market Risk Premium	7.00%
Size Premium	(0.32%)
Comet Cost of Equity	9.34%

Comet Weighted Average Cost of Capital	
Comet Debt to Capitalization[1]	26.45%
Comet Equity to Capitalization	73.55%
Weighted Average Cost of Debt	0.77%
Weighted Average Cost of Equity	6.87%
Comet WACC	**7.64%**

Source: Public filings, Bloomberg as of 6/13/2016, Ibbotson

[1] Debt to capitalization based on management guided future Net Debt to OIBDA target of between 2.50x and 2.75x

RAINE 58

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Appendix B: Differential Consideration 59

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT (0.5%) 0.8% (0.2%) 0.6% (3.3%) 0.1% 0.0% 0.4% 3.8% 12.4% 14.2% 13.0% (16.1%) (16.8%) (17.0%) (16.5%) Current 30day VWAP 60day VWAP 120day VWAP Market Premium for Vote over No-Vote1 Market Premium for High Vote over Low Vote2 60 Public Trading – Market Premium Screening criteria of companies in TMT sector with differential voting rights for primary and secondary listings on major US stock exchanges. 1Vote over No-Vote companies: Google, Bel Fuse, Comet, Discovery, Liberty Broadband, News Corporation, Radio One, Reading International, The Liberty Braves, Liberty Media, The Liberty SiriusXM Group, Twenty-First Century Fox, Viacom, Zillow 2High Vote over Low Vote companies: Discovery Communications, Gray Television, John Wiley & Sons, Liberty TripAdvisor Holdings, QAD, Saturn Source: Capital IQ as of June 13, 2016. Analysis Description ▪An analysis of 21 companies with differential voting rights for stock classes shows that there is typically a market premium attached to stock classes with greater voting rights. ▪Analysis Criteria − Primary and secondary listings on major US exchanges − Industry classification of media or information technology or telecommunication services (TMT) 1.9% 2.2% 2.9% 2.9% 1.5% 1.7% 2.1% 2.2% 10.0% 8.6% 8.0% 9.4% (12.6%) (12.7%) (10.2%) (9.9%) Today Closing 30day VWAP 60day VWAP 120day VWAP Median Average High Low 2.0% 2.3% 2.3% 2.9% 2.3% 1.8% 1.8% 2.2% 11.4% 8.9% 8.1% 9.4% (10.3%) (12.6%) (10.7%) (10.1%) Current 30day VWAP 60day VWAP 120day VWAP

Public Trading – Market Premium Detail

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

Comparing Vote to No Vote			Market Premium / (Discount)			
	Current Price		Vote to Non Vote			
Company Name	High Vote	No Vote	Current	30day VWAP	60day VWAP	120day VWAP
Alphabet Inc.	$731.88	$718.27	1.9%	1.9%	2.1%	2.5%
Bel Fuse Inc.	$15.55	$17.33	(10.3%)	(12.6%)	(10.7%)	(10.1%)
Comet	$56.35	$52.11	8.1%	6.7%	6.6%	7.6%
Discovery Communications, Inc.	$25.97	$24.82	4.6%	4.0%	3.2%	3.4%
Liberty Broadband Corporation	$58.44	$58.99	(0.9%)	0.0%	0.1%	0.2%
News Corporation	$11.78	$11.55	2.0%	3.3%	3.6%	4.3%
Radio One Inc.	$2.82	$2.72	3.7%	(1.3%)	(1.6%)	0.8%
Reading International, Inc.	$12.59	$12.50	0.7%	2.4%	1.8%	(1.4%)
The Liberty Braves Group	$14.79	$14.50	2.0%	3.1%	3.3%	3.3%
The Liberty Media Group	$18.56	$18.12	2.4%	2.2%	2.3%	2.3%
The Liberty SiriusXM Group	$32.60	$30.75	6.0%	4.1%	4.3%	4.3%
Twenty-First Century Fox, Inc.	$28.98	$28.91	0.2%	0.8%	0.2%	0.4%
Viacom, Inc.	$45.94	$41.24	11.4%	8.9%	8.1%	9.4%
Zillow Group, Inc.	$32.62	$32.71	(0.3%)	1.6%	2.3%	3.9%
Low			**(10.3%)**	**(12.6%)**	**(10.7%)**	**(10.1%)**
Median			**2.0%**	**2.3%**	**2.3%**	**2.9%**
Average			**2.3%**	**1.8%**	**1.8%**	**2.2%**
High			**11.4%**	**8.9%**	**8.1%**	**9.4%**

Comparing High Vote to Low Vote			Market Premium / (Discount)			
	Current Price		High Vote to Low Vote			
Company Name	High Vote	Low Vote	Current	30day VWAP	60day VWAP	120day VWAP
Discovery Communications, Inc.	$26.05	$25.97	0.3%	0.7%	0.3%	0.4%
Gray Television, Inc.	$11.05	$10.65	3.8%	12.4%	14.2%	13.0%
John Wiley & Sons Inc.	$48.50	$51.84	(6.4%)	(1.4%)	(1.1%)	(1.5%)
Liberty TripAdvisor Holdings, Inc.	$22.47	$22.65	(0.8%)	4.7%	4.6%	6.3%
QAD Inc.	$16.07	$19.15	(16.1%)	(16.8%)	(17.0%)	(16.5%)
Saturn	$25.94	$26.01	(0.3%)	1.0%	(0.7%)	0.9%
Low			**(16.1%)**	**(16.8%)**	**(17.0%)**	**(16.5%)**
Median			**(0.5%)**	**0.8%**	**(0.2%)**	**0.6%**
Average			**(3.3%)**	**0.1%**	**0.0%**	**0.4%**
High			**3.8%**	**12.4%**	**14.2%**	**13.0%**

Source: Capital IQ as of June 13, 2016 and company filings or investor relations.

RAINE 61

PRIVATE AND CONFIDENTIAL
PRELIMINARY DRAFT

Precedent Transactions - Differential Consideration

($ in millions)

Analysis Description

- Of 58 transactions with classes of stock with unequal voting since 2008, 3 transactions resulted in the high vote class receiving a premium for their shares
  - Analysis Criteria
    - All publicly announced transactions with a US or non-US public target and at least one SEC filer participant
    - Deals valued over $100 million
    - Announced since 2008
    - Target with classes of stock with unequal voting
- Plus, select additional pre-2008 transactions that resulted in differential consideration for unequal voting classes of stock

Differential Consideration Transaction Detail

			Trx. Equity	% High Vote Ownership		High Vote to Low	Total Premium Consid. as % of	
Ann. Date	Target	Acquiror	Value	Voting	Economic	Vote Premium	Total Consid.	Low Vote Consid.
Feb-13	Assisted Living Concepts, Inc.	TPG	$279	59.0%	12.6%	7.5%	0.9%	1.1%
Dec-11	Delphi Financial Group, Inc.	Tokio Marine Holdings, Inc.	2,743	49.9%	12.3%	20.1%	2.4%	2.8%
Sep-09	Affiliated Computer Services, Inc.	Xerox Corporation	6,467	41.2%	6.6%	74.2%	4.6%	5.2%
Nov-04	Robert Mondavi Corporation	Constellation Brands, Inc.	1,031	83.4%	36.9%	16.5%	5.2%	8.3%
Feb-00	SFX Entertainment	Clear Channel Communications, Inc.	3,378	28.4%	3.8%	66.7%	2.5%	2.6%
Mar-99	Century Communications Corp.	Adelphia Communications Corporation	3,597	92.3%	54.5%	9.1%	4.7%	10.9%
Jun-98	Tele-Communications Inc.[1]	AT&T Corp.	36,023	56.8%	11.6%	10.0%	1.1%	1.3%
Aug-97	SFX Broadcasting, Inc.	Capstar Broadcasting Partners Inc. / Hicks, Muse, Tate & Furst, Inc.	1,108	49.3%	8.1%	30.0%	2.4%	2.6%
Aug-96	Home Shopping Network, Inc.	Silver King Communications, Inc.	1,197	74.3%	22.4%	20.0%	4.3%	5.8%
					Low	**7.5%**	**0.9%**	**1.1%**
					Median	**20.0%**	**2.5%**	**2.8%**
					Mean	**28.2%**	**3.1%**	**4.5%**
					High	**74.2%**	**5.2%**	**10.9%**
					Satellite Offer	**10.0%**	**0.9%**	**1.1%**

[1] TCI Group Series A and Series B consideration (excludes TCI Ventures Group and Liberty Media Group tracking stocks).

Source: Dealpoint Data as of 6/10/2016. Public filings.

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PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Appendix D: Supplemental Combination Analyses 63

Preliminary Comet + Saturn – 100% Stock

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

Saturn Mngmt. Case & Comet Wall Street Projections – *PENDING SATURN MANAGEMENT APPROVED CASE*

($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies

		$33 Fixed Offer; 10% B Premium			0.60x Exchange Offer; 10% B Premium		
	Saturn @ Market	Comet @ Market	Saturn @ Comet Offer	Pro Forma Comet	Comet @ Market	Saturn @ Comet Offer	Pro Forma Comet
Low Vote Share Price	$26.01	$52.11	$33.00	$52.11	$52.11	$31.27	$52.11
% Premium to Market	*0.0%*	*0.0%*	*26.9%*	*0.0%*	*0.0%*	*20.2%*	*0.0%*
High Vote Share Price	$25.94	$55.72	$36.30	$55.72	$55.72	$34.39	$55.72
% Premium to Market	*0.0%*	*0.0%*	*39.9%*	*0.0%*	*0.0%*	*32.6%*	*0.0%*
% Premium to A Shares	*(0.3%)*	*6.9%*	*10.0%*	*6.9%*	*6.9%*	*10.0%*	*6.9%*
TSM Share Count	103.4	461.8	104.8	528.8	461.8	104.5	525.1
Equity Value	**$2,688**	**$24,202**	**$3,489**	**$27,691**	**$24,202**	**$3,297**	**$27,498**
Plus: Total Debt	$1,120	$8,323	$1,120	$9,443	$8,323	$1,120	$9,443
Less: Cash	(10)	(411)	(10)	(421)	(411)	(10)	(421)
Plus/Less: Minority Interest / (Unconsol. Asset)	(25)	(322)	(25)	(347)	(322)	(25)	(347)
Total Enterprise Value	**$3,772**	**$31,792**	**$4,574**	**$36,366**	**$31,792**	**$4,382**	**$36,173**
Financials							
2016E Post-SBC OIBDA	$460	$3,437	$460	$3,897	$3,437	$460	$3,897
2017E Post-SBC OIBDA	511	3,509	511	4,020	3,509	511	4,020
2016E Net Income	$247	1,870	$247	$2,118	$1,870	$247	$2,118
2017E Net Income	287	2,040	287	2,328	2,040	287	2,328
Valuation							
Enterprise Value / 2016E Post-SBC OIBDA	8.2x	9.2x	9.9x	9.3x	9.2x	9.5x	9.3x
Enterprise Value / 2017E Post-SBC OIBDA	7.4	9.1	8.9	9.0	9.1	8.6	9.0
Equity Value / 2016E Net Income	10.9x	12.9x	14.1x	13.1x	12.9x	13.3x	13.0x
Equity Value / 2017E Net Income	9.3	11.9	12.1	11.9	11.9	11.5	11.8
Accretion / (Dilution)							
2016E Net Income				(1.1%)			(0.4%)
2017E Net Income				(0.4%)			0.3%
Leverage							
Total Debt / 2016E Pre-SBC OIBDA	2.3x	2.3x	2.3x	2.3x	2.3x	2.3x	2.3x
Net Debt / 2016E Pre-SBC OIBDA	2.3	2.2x	2.3x	2.2x	2.2x	2.3x	2.2x
Economic Ownership							
Comet	0.0%	100.0%	0.0%	87.3%	100.0%	0.0%	88.0%
Saturn	100.0%	0.0%	100.0%	12.7%	0.0%	100.0%	12.0%

Note: Prices as of 6/13/2016.

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PRIVATE AND CONFIDENTIAL
PRELIMINARY DRAFT

Preliminary Luna + Saturn - $20 Cash + 0.566 Luna Shares

Saturn Mngmt. Case & Luna Mngmt. Case – *PENDING SATURN MANAGEMENT APPROVED CASE*

($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies

		$20 Cash + 0.566 Luna Shares; 10% B Premium					$20 Cash + 0.566 L Shares; 10% B Prem. | 10% No Vote Disc.				
	Saturn Market	Luna @ Market[1]	Saturn @ Lunar Offer	Saturn Trx. Adj.	Equity Issuance	Pro Forma Comet	Luna @ 5% Non-Vote Disc.	Saturn @ Comet Offer	Saturn Trx. Adj.	Equity Issuance	Pro Forma Comet
Low Vote Share Price	$26.01	$21.25	$32.03			$21.25	$20.25	$31.46			$20.25
% Premium to Market	*0.0%*	*0.0%*	*23.1%*			*0.0%*	*(4.7%)*	*21.0%*			*(4.7%)*
High Vote Share Price	$25.94	$21.25	$35.23			$21.25	$22.27	$34.61			$22.27
% Premium to Market	*0.0%*	*0.0%*	*35.8%*			*0.0%*	*4.8%*	*33.4%*			*4.8%*
% Premium to A Shares	*(0.3%)*	*0.0%*	*10.0%*			*0.0%*	*10.0%*	*10.0%*			*10.0%*
TSM Share Count	103.4	148.9	104.6			229.3	148.9	104.5			230.5
Equity Value	**$2,688**	**$3,164**	**$3,381**	**($2,171)**	**$500**	**$4,874**	**$3,164**	**$3,318**	**($2,166)**	**$500**	**$4,850**
Plus: Total Debt	$1,120	$846	$1,120	$2,012	($500)	$3,478	$846	$1,120	$2,010	($500)	$3,476
Less: Cash	(10)	(58)	(10)	--		(68)	(58)	(10)	--		(68)
Plus/Less: MI / (UA) / (NPV Tax Benefit)	(25)	(1,177)	(25)	--		(1,203)	(1,177)	(25)	--		(1,203)
Less: Saturn Minority Stake	--	(159)	--	159		--	(156)	--	156		--
Total Enterprise Value	**$3,772**	**$2,616**	**$4,466**	**$0**		**$7,082**	**$2,618**	**$4,403**	**$0**		**$7,056**
Financials											
2016E Net Income	$247	$38	$247	($92)		$194	$38	$247	($92)		$194
2017E Net Income	287	124	287	($92)		320	124	287	($92)		320
Valuation											
Enterprise Value / 2016E Post-SBC OIBDA	8.2x	40.4x	9.7x			13.5x	40.4x	9.6x			13.5x
Enterprise Value / 2017E Post-SBC OIBDA	7.4	18.5	8.7			10.8	18.5	8.6			10.8
Equity Value / 2016E Net Income	10.9x	82.9x	13.7x			25.1x	82.9x	13.4x			25.0x
Equity Value / 2017E Net Income	9.3	25.6	11.8			15.2	25.6	11.5			15.2
Accretion / (Dilution)											
2016E Net Income						229.7%					228.2%
2017E Net Income						67.7%					66.9%
Leverage											
Total Debt / 2016E Pre-SBC OIBDA	2.3x	5.3x	2.3x			5.3x	5.3x	2.3x			5.3x
Net Debt / 2016E Pre-SBC OIBDA	2.3	4.9x	2.3x			5.2x	4.9x	2.3x			5.2x
Economic Ownership											
Comet	0.0%	100.0%	0.0%			64.9%	100.0%	0.0%			64.6%
Third Party Investors	0.0%	0.0%	0.0%			10.3%	0.0%	0.0%			10.7%
Saturn	100.0%	0.0%	100.0%			24.8%	0.0%	100.0%			24.7%

Note: Assumes 6% external interest rate on new debt and 15% tax rate. Assumes incremental 2% tax rate on Saturn debt and 19% tax rate. Prices as of 6/13/2016.
[1] Luna unconsolidated investment in Saturn valued at offer valuation.

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